UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)

of the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement.

☐ Confidential for use of the commission only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☐ Definitive additional materials.

☐ Soliciting material pursuant to Rule 14a-12.

CENUCO, INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee: (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously, identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

2000 Lenox Drive, Suite 202

Lawrenceville, New Jersey 08648

___________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [FEBRUARY 24], 2006

__________________

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Cenuco, Inc. (the “Company”) will be held on [February 24], 2006 at 10:00 a.m., local time, at ____________ in [New York City, New York], for the following purposes:

1.

to approve the issuance of up to 30,712,069 shares of the Company’s common stock issuable upon conversion of the Company’s Series A Junior Participating Preferred Stock or otherwise in connection with the recently completed merger with Hermes Acquisition Company I LLC;

2.

to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to 100,000,000 shares to permit the conversion of the Company’s Series A Junior Participating Preferred Stock to common stock;

3.

to approve the issuance of up to 79,357,180 shares of the Company’s common stock, including shares issuable upon conversion or exercise of the Company’s convertible debentures, a new series of convertible preferred stock, and warrants to purchase common stock, to be issued in connection with a financing for the purpose of refinancing of existing debt (including a bridge loan used in connection with an asset acquisition) and for general working capital purposes;

4.

to approve an amendment to the Company’s Restated Certificate of Incorporation to increase further the number of authorized shares of common stock of the Company to 225,000,000 to permit future issuances of common stock, including the issuance of shares upon conversion or exercise of the Company’s convertible debentures, a new series of convertible preferred stock, and warrants to purchase common stock, to be issued in connection with a financing for the purpose of refinancing of existing debt (including a bridge loan used in connection with an asset acquisition) and for general working capital purposes;

5.	to approve an amendment to the Company’s Restated Certificate of Incorporation to change our corporate name to Ascendia Brands, Inc.;
6.

to approve an Amended and Restated Certificate of Incorporation, including amendments to the Company’s Restated Certificate of Incorporation to (i) provide for indemnification and advancement of expenses to directors and officers of the Company to the maximum extent permitted under state law, (ii) limit to the maximum extent permitted under state law the personal liability of directors of the Company for monetary damages for breach of fiduciary duty, (iii) permit the Board of Directors to amend the bylaws of the Company and (iv) make certain other changes that clarify existing provisions of the Restated Certificate of Incorporation;

7.	to approve the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen; and
8.	to act on other matters and transact such other business as may properly come before the special meeting and any adjournment(s) or postponement(s) of the meeting.

The Board of Directors has fixed the close of business on [January 23], 2006 as the record date for the meeting. Only holders of record of the Company’s Series A Junior Participating Preferred Stock and the Company’s common stock on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Furthermore, only the holders of record of the Company’s common stock on the record date will be entitled to vote on the proposals arising from the merger transaction, namely the issuance of shares upon conversion of the Series A Junior Participating Preferred Stock issued in the merger transaction and the increase in the Company’s authorized capital stock to permit such issuance. The merger transaction and the above-referenced proposals are more fully described in the accompanying proxy statement.

Please read the accompanying proxy material carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented. You are cordially invited to attend the meeting in person. Whether or not you expect to attend the special meeting, you are urged to complete, sign, date and return the enclosed proxy card to us in the enclosed envelope, which requires no postage if mailed in the United States. The proxies are solicited by the Board of Directors of the Company. The return of enclosed proxy will not affect your right to vote if you attend the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

[electronic signature]

JOSEPH A. FALSETTI

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: _______________, 2006

Factors Considered by the Board of Directors of Cenuco	33
Regulatory Approvals Needed to Complete the Merger	35
Opinion of Financial Advisor to Cenuco	35
What Stockholders and Members Received in the Merger	43
Material Terms of the Merger and Merger Agreement	43
Material Terms of the Voting Agreements	45
Other Related Agreements	46
Interests of Officers and Directors of Cenuco in the Merger-Related Proposals	46
Accounting Treatment of the Merger	46
Certain Federal Income Tax Consequences	47
No Appraisal Rights	47
BOARD OF DIRECTORS OF COMBINED COMPANY; MANAGEMENT	47
Management of the Combined Company	46
Employment and Indemnification Agreements	48
Changes to the Board of Directors	49
PROPOSAL ONE: APPROVAL OF THE ISSUANCE OF UP TO 30,712,069 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK OR OTHERWISE IN CONNECTION WITH THE MERGER	50
General	50
Stockholder Approval Required	50
Interdependence of Proposals	51
PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000 SHARES TO PERMIT THE CONVERSION OF THE SERIES A PREFERRED STOCK TO COMMON STOCK	51
Increase in Authorized Capital Stock	51
Dilutive Effect of Additional Common Stock	52
Possible Anti-Takeover Effects	52
Interdependence of Proposals	52

THE FINANCING TRANSACTION	53
Background	53
Terms of the Financing	53
Bridge Loan	55
Financial Advisors	55
Effect of Financing Arrangements on Existing Stockholders	56
Reasons for the Financing; Use of Proceeds	57
Acquisition of Certain Assets from Playtex Products, Inc.	57
Reasons for the Asset Acquisition	58
Approvals Needed to Complete the Financing	58
PROPOSAL THREE: APPROVAL OF THE ISSUANCE OF UP TO 79,357,180 SHARES OF COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE FINANCING TRANSACTION	59
General	59
Interdependence of Proposals	60
PROPOSAL FOUR: APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE FURTHER THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 225,000,000 TO PERMIT FUTURE ISSUANCES OF COMMON STOCK	60
Increase in Authorized Capital Stock	60
Dilutive Effect of Additional Common Stock	61
Possible Anti-Takeover Effects	61
Interdependence of Proposals	62
PROPOSAL FIVE: APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME TO “ASCENDIA BRANDS, INC.”	62
PROPOSAL SIX: APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCLUDING OTHER AMENDMENTS TO THE COMPANY’S CHARTER	62
General	62
Indemnification of Directors and Officers and Exculpation of Directors	66
Amendments to Bylaws	66
Other Proposed Changes	67

PROPOSAL SEVEN: APPROVAL OF THE ISSUANCE OF AN AGGREGATE OF 34,000 SHARES OF COMMON STOCK TO MESSRS. PICOW AND MCMILLEN	67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	68
GENERAL INFORMATION	72
Other Matters	72
Communications with the Board of Directors	72
Future Proposals of Stockholders	72
Where You Can Find More Information	72
Incorporation by Reference	72
FINANCIAL STATEMENTS OF HERMES ACQUISITION COMPANY I LLC	F-1
UNAUDITED PRO FORMA FINANCIAL INFORMATION	F-2

ANNEX A – Opinion of vFinance Investments, Inc.
ANNEX B – Form of Amended and Restated Certificate of Incorporation of the Company

2000 Lenox Drive, Suite 202

Lawrenceville, New Jersey 08648

___________________

PROXY STATEMENT

__________________

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [FEBRUARY 24], 2006

__________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cenuco, Inc., a Delaware corporation (“Cenuco” or the “Company), to be used at the Special Meeting of Stockholders, to be held on [Friday, February 24], 2006 at 10:00 a.m., local time, at _____________in [New York City, New York], and any adjournment or postponement thereof (the “Meeting”). This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to holders of the Company’s Series A Junior Participating Preferred Stock and the Company’s common stock on or about [January __,] 2006.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters that anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Shares represented by proxies received by the Company, where the stockholder has specified a choice with respect to the matters to be voted upon at the Meeting, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted “FOR” all of the proposals regarding the issuance of shares and the amendments to the Company’s restated certificate of incorporation, as amended (Proposals One through Seven).

Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of the solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or Internet by directors, executive officers or employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable out-of-pocket expenses incurred by them in forwarding proxy and solicitation material to beneficial owners of the Company’s stock.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

AND THE PROPOSALS TO BE VOTED UPON AT THE MEETING

The following questions and answers briefly address some commonly asked questions regarding the Meeting and the proposals to be voted upon at the Meeting, including selected background information with respect to the recently completed merger and the financing transactions. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. For additional information, please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the other documents we refer to in this proxy statement.

The Special Meeting

Q.	When and where will the meeting of stockholders take place?
A.

The special meeting of the Company’s stockholders will take place on [February 24], 2006 at 10:00 a.m., local time, at __________ in [New York City, New York]. The address of the meeting is specified in the notice of the special meeting.

Q.	What proposals am I being asked to vote upon and what vote is required to approve each proposal?
A.	You are being asked to vote upon the following proposals:
•

Proposal One: Approval of the issuance of up to 30,712,069 shares of the Company’s common stock issuable upon conversion of the Company’s Series A Junior Participating Preferred Stock or otherwise in connection with the recently completed merger with Hermes Acquisition Company I LLC.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders of the Company’s common stock on the record date.

•

Proposal Two: Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to 100,000,000 shares to permit the conversion of the Company’s Series A Junior Participating Preferred Stock to common stock.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders of the Company’s common stock on the record date.

Approval of this proposal to amend the Company’s charter to increase the amount of authorized capital stock is a condition to approval of Proposal One regarding the issuance of the subject shares. Therefore, if the Company’s stockholders wish to approve Proposal One, they must also approve Proposal Two.

•

Proposal Three: Approval of the issuance of up to 79,357,180 shares of the Company’s common stock, including shares issuable upon conversion or exercise of the Company’s convertible debentures, a new series of convertible preferred stock, and warrants to purchase common stock, to be issued in connection with a financing for the purpose of refinancing of existing debt (including a bridge loan used in connection with an asset acquisition) and for general working capital purposes.

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This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders on the record date of the Company’s common stock and Series A Junior Participating Preferred Stock, voting as a single class.

•

Proposal Four: Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase further the number of authorized shares of common stock of the Company to 225,000,000 to permit future issuances of common stock, including the issuance of shares upon conversion or exercise of the Company’s convertible debentures, a new series of convertible preferred stock and warrants to purchase common stock, to be issued in connection with a financing for the purpose of refinancing of existing debt (including a bridge loan used in connection with an asset acquisition) and for general working capital purposes.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders on the record date of the Company’s common stock and Series A Junior Participating Preferred Stock, voting as a single class.

Approval of this proposal to amend the Company’s Restated Certificate of Incorporation to increase the amount of authorized capital stock is a condition to approval of Proposal Three regarding the issuance of the subject shares. Therefore, if stockholders of the Company wish to approve Proposal Three, they must also approve Proposal Four.

•	Proposal Five: Approval of an amendment to the Company’s Restated Certificate of Incorporation to change our corporate name to Ascendia Brands, Inc.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders on the record date of the Company’s common stock and Series A Junior Participating Preferred Stock, voting as a single class.

•

Proposal Six: Approval of an Amended and Restated Certificate of Incorporation, including amendments to the Company’s Restated Certificate of Incorporation to (i) provide for indemnification and advancement of expenses to directors and officers of the Company to the maximum extent permitted under state law, (ii) limit to the maximum extent permitted under state law the personal liability of directors of the Company for monetary damages for breach of fiduciary duty, (iii) permit the Board of Directors to amend the bylaws of the Company, and (iv) make certain other changes that clarify existing provisions of the Restated Certificate of Incorporation.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders on the record date of the Company’s common stock and Series A Junior Participating Preferred Stock, voting as a single class.

•	Proposal Seven: Approval of the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders on the record date of the Company’s common stock and Series A Junior Participating Preferred Stock, voting as a single class.

•	Proposal Eight: Approval to act on other matters and transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) of the Meeting.

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The Company does not anticipate that any other matters will be presented for a vote by stockholders at the special meeting. If any such matter is presented, the vote required would depend upon the nature of the matter considered.

Q.	How does the Board of Directors recommend I vote on the proposals?
A.	The Board of Directors of the Company recommends that you vote “FOR” approval of Proposals One through Eight.
Q.	Who may vote at the special meeting?
A.

Only holders of record of the Company’s common stock and Series A Junior Participating Preferred Stock as of the close of business on [January 23], 2006 may vote at the special meeting. As of [January 23], 2006, the Company had outstanding 13,882,056 shares of common stock, and 2,553.6746 shares of Series A Junior Participating Preferred Stock, entitled to vote. Each share of common stock shall have one vote and each share of Series A Junior Participating Preferred Stock shall have 10,095.87 votes.

Q.	How do I cast my vote?
A.	There are two different ways you may cast your vote. You can vote by:
•	marking, signing and dating a proxy card and returning it in the envelope provided; or
•	attending the meeting and voting in person.
Q.	If I have given a proxy, how do I revoke that proxy?
A.	Your presence at the meeting will not in itself revoke any proxy you may have given. However, you may revoke your proxy (to the extent it has not already been voted at the meeting) if you:
•	give written notice of the revocation to the Company’s Corporate Secretary, at 2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648, which notice will not be effective until it is received;
•	submit a properly signed proxy with a later date; or
•	attend the meeting and vote in person.
Q.	How will my proxy be voted?
A.

If your proxy in the accompanying form is properly executed, returned to and received by the Company prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” all of the proposals regarding the issuance of shares, amendments to the Company’s Restated Certificate of Incorporation (Proposals One through Seven). If additional matters come before the meeting, the person to whom you have provided your proxy will exercise his or her own discretion in voting your shares on such matters.

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Q.	Will my shares be voted if I do not provide my proxy?
A.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm or nominee. Under rules currently in effect, brokerage firms and nominees that are members of the American Stock Exchange have the authority under the American Stock Exchange’s rules to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the meeting. Under these rules, the approval of the share issuance proposals and the charter amendment proposals are not considered “routine” matters and hence brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to approval of the share issuance proposals and the charter amendment proposals (Proposals One through Seven). If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of establishing a quorum or be voted if you do not provide a proxy or attend the meeting and vote the shares yourself.

Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares and (2) the broker lacks the authority to vote the shares at the broker’s discretion. Broker non-votes will have no effect on the share issuance proposals or the charter amendment proposals because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum.

Q.	Who will count the vote?
A.	Representatives of American Stock Transfer & Trust Company, the Company’s transfer agent, will tabulate the votes cast at the meeting.
Q.	What does it mean if I get more than one proxy card?
A.

If you have your shares registered in multiple accounts with one or more brokers and/or the Company’s transfer agent, you will receive more than one card. Please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

Q.	What is a “quorum”?
A.

A “quorum,” for purposes of the Meeting, means a majority of the shares of the Company’s stock entitled to vote at the Meeting. A quorum of the Company’s shares must be present at the Meeting in order for the meeting to be held. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not have authority to vote on all matters.

Abstentions: Abstentions are not counted in the tally of votes “FOR” or “AGAINST” a proposal. Abstentions are counted as shares present at the Meeting for purposes of determining the presence of a quorum.

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Q.	What happens if I abstain from voting?
A.

For each of the share issuance proposals and the charter amendment proposals (Proposals One through Seven), abstentions will have no effect on the outcome (other than with respect to determining whether a quorum exists), since an abstention is not a vote cast.

Q.	Who can attend the special meeting?
A.	All stockholders of the Company who owned shares on [January 23], 2006 may attend.
Q.	How will voting on any other business be conducted?
A.

We do not know of any business to be considered at the special meeting other than the proposals described in this proxy statement. However, if any other business is presented at the Meeting, a proxy in the accompanying form will give authority to Joseph A. Falsetti and Brian J. Geiger to vote on such matters at their discretion and they intend to do so in accordance with their best judgment on any such matter.

The Merger

Q.	What happened in the merger?
A.

Hermes Acquisition Company I LLC (“Hermes”), together with its wholly owned subsidiaries Lander Co., Inc., Lander Co. Canada Limited and Hermes Real Estate I LLC, became wholly owned subsidiaries of the Company through a merger transaction in which a newly formed subsidiary of the Company merged with and into Hermes.

Q.	Upon completion of the merger, what happened to my common stock?
A.

There was no change in your common stock. Shares of the Company’s common stock held by stockholders of the Company before the merger continue to remain outstanding after the merger and represent an equal number of shares of common stock of the Company after the merger. However, immediately following the merger, the prior members of Hermes became the beneficial owners of 65% of the voting power of the then outstanding shares of the Company’s capital stock by virtue of owning shares of Series A Junior Participating Preferred Stock which is convertible, subject to stockholder approval, into shares of the Company’s common stock.

Q.	Are stockholders being asked to approve the merger?
A.

No. The Company’s Restated Certificate of Incorporation, as amended, authorizes the Board of Directors to issue shares of preferred stock from time to time with such designations, preferences, conversion and other rights as the Board shall determine. Due to certain anticipated delays in the preparation of the proxy statement, the Board concluded that it was advisable to modify the original terms of the merger transaction to issue shares of Series A Junior Participating Preferred Stock to the former Hermes members and to consummate the merger, neither of which required stockholder approval. However, the conversion of the shares of Series A Junior Participating Preferred Stock into shares of common stock is subject to stockholder approval and, as such, will be voted on at the Meeting.

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Q.	Are appraisal rights applicable to any of the matters to be voted on at the special meeting?
A.	No. Appraisal rights do not apply to any matter to be voted on at the special meeting.
Q.	Why did the Company’s Board approve the merger?
A.

The Company’s Board of Directors determined that the merger was in the best interests of the Company and its stockholders. To review the Board’s reasons for approving the merger, see the section of this proxy statement entitled “The Merger – Reasons for the Merger.”

Q.	What happened to the Company’s Board of Directors upon completion of the merger?
A.

As provided for in the merger agreement, Steven Bettinger, Andrew Lockwood and Jack Phelan resigned from the Company’s Board of Directors on the date that the merger was completed and Hermes designated four individuals to fill those vacancies on the Board of Directors. Since the merger, the Company’s Board of Directors has been composed of Robert Picow, the sole remaining pre-merger director, and Joseph A. Falsetti, Kenneth D. Taylor, Edward J. Doyle and Francis Ziegler, the four Hermes designees.

Q.	Why are stockholders being asked to approve the issuance of stock to Messrs. Picow and McMillen?
A.

The listing standards of the American Stock Exchange, where our common stock is currently listed, require stockholder approval of any stock option or equity compensation plan pursuant to which any officer, director, employee or consultant may acquire options or stock of the company. Because these shares of common stock were issued to Messrs. Picow and McMillen as part of a compensation arrangement, we are required to obtain the approval of our stockholders prior to including these shares on the American Stock Exchange listing.

The Financing Transaction

Q.	What is the financing transaction?
A.

The Company entered into agreements, dated October 10, 2005 and amended on November 15, 2005, for debt and equity financing with Prencen, LLC and Highgate House Funds, to include: (i) $11 million from the sale of shares of participating preferred stock, convertible (subject to certain restrictions) into an aggregate of 3,150,652 shares of common stock, along with the issuance of warrants to acquire an aggregate of 945,195 shares of common stock; and (ii) $69 million from the issuance of five-year secured debentures, convertible at any time into common stock at 95% of the then current market price (as defined in the relevant agreement), along with the issuance of warrants to acquire an aggregate of 1,939,508 shares of common stock. In addition, the Company entered into an agreement with The Stanford Group Company to act as our financial advisor in connection with the financing transactions; this agreement provides for the issuance of five-year warrants to purchase an aggregate of 690,247 shares of our common stock.

Q.	What are the proceeds of the financing being used for?
A.

The proceeds of the equity and convertible debt financing will be used by the Company to refinance a bridge loan entered into in connection with the acquisition of certain brands and related assets from Playtex Products, Inc. and certain of its subsidiaries, and for general working capital purposes.

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Q.	What aspects of financing are stockholders being asked to approve?
A.

A condition to the consummation of and availability of proceeds from the debt and equity financing is a vote of the Company’s stockholders to approve the issuance of the common stock and convertible securities to be issued or reserved for issuance under the debt and equity financing. At the special meeting, the Company’s stockholders will be asked to approve these issuances, and the corresponding increase in the Company’s authorized capital stock.

Charter Amendments

Q.	Why is the Company changing its name?
A.

The Company’s current name is associated specifically with its wireless application development and technology business, which, prior to the merger, was the only line of business that the Company engaged in. As a consequence of the merger, the Company has two operating divisions: (i) the wireless application development and technology business, and (ii) the health and beauty care business conducted through Lander, the former Hermes-owned companies. The Board of Directors believes that the Company’s operations and future growth will benefit from the use of a corporate name that is not linked to a specific operating division. The Board of Directors anticipates that the wireless application development and technology division will continue to utilize the “Cenuco” name and brand, and that the “Lander” name and brand will be used in the health and beauty care division.

Q.	What are the other proposed charter amendments?
A.

In addition to the proposals to amend the Company’s Restated Certificate of Incorporation to increase the Company’s authorized capital stock (Proposals Two and Four), and to change its name to Ascendia Brands, Inc. (Proposal Five), the Board of Directors is proposing to the stockholders for their approval an Amended and Restated Certificate of Incorporation, including amendments to the Company’s charter to:

•	provide for indemnification and advancement of expenses to directors and officers of the Company to the maximum extent permitted under state law;
•	limit to the maximum extent permitted under state law the personal liability of directors of the Company for monetary damages for breach of fiduciary duty;
•	permit the Board of Directors to amend the bylaws of the Company; and
•	make certain other changes that clarify existing provisions of the Restated Certificate of Incorporation, including the binding effect of certain agreements in bankruptcy proceedings.

For more information regarding these proposed charter amendments, see the section of this proxy statement entitled “Proposal Six: Approval of Amended and Restated Certificate of Incorporation including Other Amendments to the Company’s Charter.”

Other Information

Q.	Who will pay the cost of this proxy solicitation and how will the solicitation be conducted?
A.	The Company will pay the expenses it incurs in soliciting proxies in the form included with this proxy statement, and in preparing and filing any material required in connection with the

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solicitation. In addition to the use of the mail, the Company’s directors, executive officers and employees may solicit proxies personally or by telephone. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the Company’s stockholders.

Q.	Where can I find more information about the Company?
A.

The Company files periodic reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). This information is available at the SEC’s public reference facilities, and on the SEC’s Internet site at http://www.sec.gov. For a more detailed description of the information available, see the section of this proxy statement entitled “Additional Information.”

Q.	Who can help answer my questions?
A.

After reading this proxy statement, if you have questions about the special meeting, the merger with Hermes, the acquisition of assets from Playtex, the financing transaction or any of the other proposals to be voted upon at the special meeting, you should contact us at Cenuco, Inc., 2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648, Attn: Corporate Secretary or call us at (609) 219-0930.

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SUMMARY

This summary highlights selected information from this proxy statement about the conversion of the preferred stock issued in the merger, the financing transaction and the other matters to be voted upon at the special meeting. This summary may not contain all of the information that is important to you as a stockholder of the Company. Accordingly, we encourage you to read carefully this entire document and the other documents to which we refer you. References in this proxy statement to the “Company,” “Cenuco,” “we,” “our” and “us” mean, unless the context indicates otherwise, Cenuco, Inc. and its subsidiaries.

The Companies (see page 31)

Cenuco. In addition to the activities conducted through Hermes, its wholly owned subsidiary following the merger transaction, Cenuco, Inc., a Delaware corporation, develops and markets wireless data applications, with a focus on live video streaming to cellular devices across any carrier or handset platform, through its wholly owned Florida subsidiary of the same name. The common stock of the Company is quoted under the symbol “ICU” on the American Stock Exchange.

Hermes. Hermes Acquisition Company I LLC, a Delaware limited liability company, now a wholly owned subsidiary of the Company, was the parent company of Lander Co., Inc. and Lander Co. Canada Limited. Prior to the completion of the merger, the members of Hermes contributed all of the membership interests of Hermes Real Estate I LLC, a New York limited liability company, to Hermes. We refer to Hermes Acquisition Company I LLC as “Hermes” in this proxy statement and we refer to Lander Co., Inc., Lander Co. Canada Limited and Hermes Real Estate I LLC collectively as “Lander.”

Founded in 1920, Lander is a leader in the manufacture and sale of value-priced health and beauty care products. Lander also produces private label brands for a limited number of retailers through its Canadian facility. Lander is a leader in the growing market for value health and beauty care products, which are sold in dollar store and value focused retailers such as Wal-Mart and Kmart. The Lander brand is recognized as the largest specialty bath brand as reported in 2004 by Information Resources, Inc., a global provider of market content and business performance management within consumer goods and retail industries. The Lander company is headquartered in Lawrenceville, New Jersey, and operates two manufacturing and distribution facilities, one in Binghamton, New York and the other in Toronto, Canada. Further information regarding Lander is available on its website at http://www.lander-hba.com.

The Special Meeting (see page 2)

Date, Time and Place. The Meeting will be held on [February 24], 2006 at the _____________ in [New York City, New York], at 10:00 a.m., local time, to consider and vote upon proposals:

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Proposal One: to approve the issuance of up to 30,712,069 shares of the Company’s common stock issuable upon conversion of the Company’s Series A Junior Participating Preferred Stock or otherwise in connection with the recently completed merger with Hermes Acquisition Company I LLC;

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Proposal Two: to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to 100,000,000 shares to permit the conversion of the Company’s Series A Junior Participating Preferred Stock to common stock;

•	Proposal Three: to approve the issuance of up to 79,357,180 shares of the Company’s common stock, including shares issuable upon conversion or exercise of the Company’s convertible

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debentures, a new series of convertible preferred stock, and warrants to purchase common stock, to be issued in connection with a financing for the purpose of refinancing of existing debt (including a bridge loan used in connection with an asset acquisition) and for general working capital purposes;

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Proposal Four: to approve an amendment to the Company’s Restated Certificate of Incorporation to increase further the number of authorized shares of common stock of the Company to 225,000,000 to permit future issuances of common stock, including the issuance of shares upon conversion or exercise of the Company’s convertible debentures, a new series of convertible preferred stock and warrants to purchase common stock, to be issued in connection with a financing for the purpose of refinancing of existing debt (including a bridge loan used in connection with an asset acquisition) and for general working capital purposes;

•	Proposal Five: to approve an amendment to the Company’s Restated Certificate of Incorporation to change our corporate name to Ascendia Brands, Inc.;
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Proposal Six: to approve an Amended and Restated Certificate of Incorporation, including amendments to the Company’s Restated Certificate of Incorporation to (i) provide for indemnification and advancement of expenses to directors and officers of the Company to the maximum extent permitted under state law, (ii) limit to the maximum extent permitted under state law the personal liability of directors of the Company for monetary damages for breach of fiduciary duty, (iii) permit the Board of Directors to amend the bylaws of the Company and (iv) make certain other changes that clarify existing provisions of the Restated Certificate of Incorporation;

•	Proposal Seven: to approve the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen; and
•	Proposal Eight: to act on other matters and transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) of the Meeting.

Record Date and Voting Power. You are entitled to vote if you owned shares of our common stock or our Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) at the close of business on [January 23], 2006, the record date for the Meeting. You will have one vote for each share of our common stock, and 10,095.87 votes for each share of Series A Preferred Stock, that you owned at the close of business on the record date. On the record date there were 13,882,056 shares of our common stock, and 2,553.6746 shares of Series A Preferred Stock entitled to be voted at the Meeting. Only the holders of common stock on the record date will be entitled to vote on the proposals arising from the merger transaction (Proposals One and Two). On all other proposals (Proposals Three through Eight), the holders of the common stock and Series A Preferred Stock will vote together as a single class.

Background of the Merger (see page 29)

This section of the proxy statement contains a description of the process that we undertook with respect to our reaching a definitive merger agreement and consummating the merger with Hermes, and includes a discussion of our contacts and discussions with Hermes that led to that agreement.

Purpose of the Merger; Effect of the Stock Issuances (see page 31)

The principal purpose and effect of the merger was to effectuate the acquisition by the Company of all of the membership interests in Hermes in exchange for the issuance to the former members of Hermes of shares of the Series A Preferred Stock representing 65% of the outstanding voting power of the capital stock of the Company. The merger had no effect on the shares of common stock outstanding at the time of the merger; shares of the Company’s common stock held by stockholders of the Company

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before the merger continue to remain outstanding after the merger and represent an equal number of shares of common stock of the Company after the merger. However, upon approval by our stockholders of Proposals One and Two, the Series A Preferred Stock will be converted into the Company’s common stock representing 65% of the outstanding voting power of the capital stock of the Company.

Following the completion of the merger, Hermes, together with its wholly owned subsidiaries Lander Co., Inc., Lander Co. Canada Limited, and Hermes Real Estate I LLC, became a wholly owned subsidiary of the Company. We will use our reasonable best efforts to ensure that our common stock will continue to be quoted on the American Stock Exchange, and will continue to be publicly traded.

Reasons for the Merger (see page 33)

Our Board of Directors determined that the merger and the merger agreement were in the best interests of the Company and its stockholders. We believe that the merger offered an excellent opportunity to create value for our stockholders, as further described in this section of the proxy statement.

Opinion of Financial Advisor (see page 35)

In deciding to approve the merger, our Board of Directors considered the opinion of its financial advisor, vFinance Investment, Inc., that, as of the date the merger agreement was entered into, the consideration to be paid by the Company in the merger was fair from a financial point of view to the Company’s stockholders. This opinion is attached as Annex A to this proxy statement. We encourage you to review the opinion in its entirety.

Material Terms of the Merger Agreement (see page 43)

We have filed the merger agreement with the SEC as an exhibit to our Current Report on Form 8-K dated March 16, 2005 and we have filed an amendment to the merger agreement as an exhibit to our Current Report on Form 8-K dated May 20, 2005. The merger agreement, as amended, is incorporated into this proxy statement by reference in its entirety. We encourage you to review the merger agreement, as amended, as it is the legal document that governed the merger.

Material Terms of the Voting Agreements (see page 45)

Steven Bettinger, currently Vice President of Corporate Development and Investor Relations, and our former President and Chief Executive Officer and director, has entered into a voting agreement with Hermes. This voting agreement provides that Mr. Bettinger will vote the 3,817,767 shares of the Company’s common stock that he owns, representing approximately 27.5% of the outstanding shares of common stock on the record date, for Proposals One and Two at the special meeting. In addition, certain other stockholders of the Company, owning an aggregate of 3,415,602 shares of common stock (representing approximately 24.5% of the outstanding shares of common stock on the record date) have agreed to vote their shares in favor of Proposals One and Two. Because the Company’s stockholders who have agreed to vote their shares in favor of Proposals One and Two hold approximately 52.1% of the outstanding shares of common stock entitled to vote on these proposals, their vote in favor of Proposals One and Two will be sufficient to approve these proposals without the vote of any other stockholder of the Company.

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Board of Directors of the Company After the Merger (see page 47)

Following the merger, the Board of Directors of the Company has been composed of Robert Picow and four persons designated by Hermes, Joseph A. Falsetti, Kenneth D. Taylor, Edward J. Doyle, and Francis Zeigler. All of the directors of the Company prior to the merger, other than Mr. Picow, resigned upon the completion of the merger.

Proposals Relating to Issuance of Shares on Conversion of Series A Preferred Stock and Increase in Authorized Capital Stock (Proposals One and Two) (see pages 50 and 51)

These sections of the proxy statement contain descriptions of the proposals relating to the merger transaction: Proposal One, approval of the issuance of up to 30,712,069 shares of the Company’s common stock issuable upon conversion of the Series A Preferred Stock; and Proposal Two, approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to 100,000,000 shares to permit the conversion of the Series A Preferred Stock to common stock.

Financing Transaction (see page 7)

The Company has entered into agreements to obtain debt and equity financing from Prencen, LLC and Highgate House Funds, to include: (i) $11 million from the sale of shares of participating preferred stock, convertible (subject to certain restrictions) into an aggregate of 3,150,652 shares of common stock, along with the issuance of warrants to acquire an aggregate of 945,195 shares of common stock; and (ii) $69 million from the issuance of five-year secured debentures, convertible at any time into common stock at 95% of the then current market price (as defined in the relevant agreement), along with the issuance of warrants to acquire an aggregate of 1,939,508 shares of common stock. In addition, the Company entered into an agreement with The Stanford Group Company to act as our financial advisor in connection with the financing transactions, which provides for the issuance of five-year warrants to purchase an aggregate of 690,247 shares of our common stock.

Proposals Relating to Issuance of Shares in connection with the Financing Transaction and Increase in Authorized Capital Stock (Proposals Three and Four) (see pages 59 and 60)

These sections of the proxy statement contain descriptions of the proposals relating to the financing transaction: Proposal Three, approval of the issuance of up to 79,357,180 shares of the Company’s common stock, including shares issuable upon conversion or exercise of the Company’s convertible debentures, a new series of convertible participating preferred stock, and warrants to purchase common stock, to be issued in connection with a financing for the purpose of refinancing of existing debt (including a bridge loan used in connection with an asset acquisition) and for general working capital purposes; and Proposal Four, approval of an amendment to the Company’s Restated Certificate of Incorporation to increase further the number of authorized shares of common stock of the Company to 225,000,000 to permit future issuances of common stock. MarNan LLC and Dana Holdings LLC, the holders on the record date of an aggregate of 2,042.9398 shares of Series A Preferred Stock, have entered into a voting agreement pursuant to which they have agreed to vote all of their shares of Series A Preferred Stock in favor of the financing transaction (Proposals Three and Four). Since such shares of Series A Preferred Stock represent approximately 52.0% of the votes that may be cast on such proposals, their vote in favor of Proposals Three and Four will be sufficient to approve these proposals without the vote of any other stockholder of the Company.

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Proposal to Change the Company Name (Proposal Five) (see page 62)

The Company proposes to change its name to Ascendia Brands, Inc. Proposal Five requests stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation to change our corporate name to Ascendia Brands, Inc.

Proposal Regarding Amendments to the Company’s Charter (Proposal Six) (see page 62)

This section of the proxy statement describes Proposal Six to approve an Amended and Restated Certificate of Incorporation, including amendments to the Company’s Restated Certificate of Incorporation to (i) provide for indemnification and advancement of expenses to directors and officers of the Company to the maximum extent permitted under state law, (ii) limit to the maximum extent permitted under state law the personal liability of directors of the Company for monetary damages for breach of fiduciary duty, (iii) permit the Board of Directors to amend the bylaws of the Company and (iv) make certain other changes that clarify existing provisions of the Restated Certificate of Incorporation.

Proposal Regarding Share Issuances to Messrs. Picow and McMillen (Proposal Seven) (see page 67)

This section of the proxy statement gives the background and description of Proposal Seven to approve the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen.

Security Ownership of Certain Beneficial Owners and Management (see page 68)

This section of the proxy statement contains a table setting forth certain information with respect to the beneficial ownership of shares of the Company’s common stock and Series A Preferred Stock by: (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock or Series A Preferred Stock; (ii) each of our current directors; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group.

Certain Financial Statements for Cenuco and Hermes (see pages F-1 and F-2)

The audited combined balance sheets of Hermes as of February 28, 2005 and February 29, 2004, together with the audited consolidated statements of operations and comprehensive loss of Lander Holdings, Inc. for the year ended February 28, 2003, the audited consolidated statements of operations of Lander Holdings, Inc. for the period from March 1, 2003 to May 31, 2003, the audited combined statements of operations of Hermes for the year ended February 28, 2005, and the audited combined statements of operations of Hermes for the period from April 25, 2003 (date of organization of Hermes) to February 29, 2004, were filed on December 19, 2005 with the SEC on the Company’s Current Report on Form 8-K/A. The same Current Report on Form 8-K/A included certain unaudited pro forma financial information to reflect the merger. Such financial information is incorporated into this proxy statement by reference in its entirety.

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RISK FACTORS

In addition to the other information that we have included and incorporated by reference in this proxy statement, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully read and consider the following factors in evaluating the proposals to be voted on at the Meeting.

Risks Relating to the Merger and the Financing Transaction

The integration of the business operations of Lander and Cenuco following the merger may be difficult.

The combination of the Cenuco and Lander operations involves the integration of separate businesses. The process of combining the companies may be disruptive to their respective businesses and may cause an interruption of, or a loss of momentum in, such businesses, and may result in the following difficulties, among others:

•	loss of key employees or customers;
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possible inconsistencies in standards, controls, procedures and policies among the companies being combined and the need to implement and harmonize company-wide financial, accounting, information and other systems;

•	failure to maintain the quality of services that the companies have historically provided;
•	the need to coordinate geographically diverse organizations; and
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the diversion of management’s attention from the day-to-day business as a result of the need to deal with the above disruptions and difficulties, the possible need to add management resources to do so and/or the need to effect a disposition of the wireless business by sale or spinoff. Such disruptions and difficulties, if they occur, may cause us to fail to realize the benefits we currently expect to result from such integration and may cause material adverse short and long-term effects on our operating results and financial condition of the companies.

We may not achieve the cost savings and sales enhancements we expect to result from the integration of Cenuco and Lander.

Even if we are able to integrate the operations of the companies successfully, there can be no assurance that such integration will result in the realization of the full benefits that, at the time of the merger, we expected to result from such integration or that such benefits will be achieved within the time frame that we then expected. Potential risks include, without limitation, the possibility that:

•	revenue enhancements following the integration may not materialize as expected;
•	the benefits from the integration may be offset by costs incurred in integrating the companies; and
•	the benefits from the integration may also be offset by increases in other expenses, by operating losses or by problems in the business unrelated to the merger transaction.

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As a result of the change in control of Cenuco, we have been required to re-list our shares of common stock on the American Stock Exchange.

As a result of the merger, there has been a change in control of our company. Following the merger, we were required to re-apply our shares of common stock for initial listing with the American Stock Exchange and to satisfy all the initial listing requirements. Section 341 of the American Stock Exchange Company Guide provides that the American Stock Exchange will apply its original listing standards to the surviving company following a plan of acquisition, merger or consolidation, the net effect of which is that a listed company is acquired by an unlisted company even though the listed company is the nominal survivor. This provision applies regardless of whether we had obtained stockholder approval for the merger. In addition, if the financing transaction results in a change of control of the company, we will, at such time, again be required to re-apply our shares of common stock for initial listing with the American Stock Exchange, and to again satisfy all the initial listing requirements.

Currently, we meet all of the listing requirements for the American Stock Exchange. However, in the period following the merger, we received notices from the American Stock Exchange that we were not in compliance with certain listing standards primarily because of our failure to file required financial statements relating to the merger within the prescribed time periods. For more information on these notices, see our Current Reports on Form 8-K dated August 22, 2005 and September 20, 2005. The required financial statements were subsequently filed with our Current Report on Form 8-K/A filed December 19, 2005. No assurance can be given, however, that we will continue to meet all of the American Stock Exchange listing standards or that the American Stock Exchange will agree to continue to list our shares of common stock, and there is the possibility that the American Stock Exchange will not accept our listing application that was submitted after the merger or any that may be filed in connection with the financing transaction. In the event the American Stock Exchange does not agree to list our common stock, our stock price may materially decrease and the public market for our common stock may deteriorate. The absence of a public trading market would make it far more difficult for stockholders to sell any or all of their shares of our common stock, as we would, de facto, become a private company with no ability for any stockholder to sell shares of our common stock in the public markets.

The issuance of our common stock in connection with the merger and the financing transaction will result in substantial dilution in the current ownership of the Company’s common stock.

The approval of Proposals One and Two (relating to the issuance and authorization of shares of common stock in connection with the merger) will result in our issuing at least 25,781,567 shares of our common stock to the prior members of Hermes. This issuance will result in substantial and immediate dilution to your percentage ownership of common stock, as the prior members of Hermes will own 65% of the shares of our common stock. Furthermore, the approval of Proposals Three and Four (relating to the issuance and authorization of shares of common stock in connection with the financing transaction) could result, under certain circumstances, in our issuing securities equivalent to 26,439,888 shares of common stock to the providers of the debt and equity financing and the financial advisors for the financing, or approximately 40.0% of the then outstanding capital stock (assuming no issuances of stock other than as contemplated by the financing and the conversion of the outstanding shares of Series A Preferred Stock and conversion of the $69 million in secured convertible debentures at a conversion price of $3.50 per share), and further dilution of your percentage ownership of common stock. The earnings per share and stockholders’ equity per share will be reduced as a result of the increase in shares issued and outstanding.

In addition, the number of shares issuable under the debt and equity financing will be dramatically increased in the event of our default or a substantial drop in the market price of our stock. For instance, the conversion price under the secured convertible debentures to be issued as part of the

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financing is based on the market price of our common stock at the time of the conversion, and therefore, could result in the issuance of significantly more shares of our common stock than originally anticipated at the time the secured convertible debentures were amended to add the floating conversion price, when the market price (as defined) of our common stock was approximately $2.30 per share. Similarly, the conversion price of the secured convertible debentures will be decreased to 20% of the otherwise applicable conversion price in the event that certain conditions of default are triggered under the secured convertible debentures. This decrease in price could result in the issuance of five times as many shares of common stock as would otherwise be issuable to the holders of the secured convertible debentures. If either of these price reductions occurs, and the number of shares of common stock issuable thereby is increased, then your percentage ownership of common stock would be further diluted, and to a potentially greater extent. The earnings per share and stockholders’ equity per share will also be more significantly reduced as a result of such an increase in shares issued and outstanding.

The debt and equity financing contains other remedies of default that could have a material adverse effect on the company and our stockholders.

In addition to the default price reductions referred to above, the remedies available to the providers of the debt and equity financing upon our default include foreclosure on our assets, the right to appoint directors to our Board, and liquidated damage payments. The secured convertible debentures to be issued in connection with the financing transaction will be secured by a perfected first-priority lien on substantially all of our assets, including the assets of our Lander operating subsidiaries. In the event of our default under the secured convertible debentures, including our failure to pay principal or interest when due or our failure to observe any other covenants under the secured convertible debentures, the holders of the debentures will have the right to repossess any or all of our assets securing the debentures and to sell them in a public sale. If this were to occur, not only would we forfeit the possession and use of such assets, which would likely have a material adverse effect on our ability to continue operating our business, but the price received by the debenture holders in the public sale may not be sufficient to satisfy our obligations under the debentures, and we may not then have the resources available to pay the rest of our debt under the debentures, in which event we could be required to liquidate or seek bankruptcy protection and the holders of our common stock at that time would likely lose the entire value of their investment.

Other remedies that may become available to certain providers of the debt and equity financing include the right to appoint directors to our Board of Directors or receive liquidated damages. The terms of the registration rights agreements we entered into in connection with the financing transaction contain liquidated damage clauses that obligate us to make significant cash payments in the event we fail to comply with our obligations under those agreements. For more information, see the section of this proxy statement entitled “The Financing – Terms of the Financing.” Any such payments could have a material adverse effect on our operating results and financial condition.

The market price of our common stock may decline as a result of the merger and/or the financing transaction.

The market price of our common stock may decline as a result of the issuance of common stock contemplated by the merger agreement for a number of reasons, including because:

•	the consideration offered for the equity interests of Hermes may not be viewed favorably by the market;
•	integration may not be successful; or

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•	the effect on our financial results may not be consistent with the expectations of financial or industry analysts.

Risks Relating to Our Business

The high level of competition in Lander’s industry could adversely affect our sales, operating results and profitability.

The business of selling health and beauty aids in personal care categories is highly competitive. These markets include numerous manufacturers, distributors, marketers and retailers that actively compete for consumers’ business both in the United States and abroad.

The principal competitors of Lander include Alberto-Culver Company, Church & Dwight Co., Inc., Colgate-Palmolive Company, Johnson & Johnson, Playtex Products, Inc. and The Proctor & Gamble Company. All of these competitors are larger and have substantially greater resources than Lander, and may therefore have the ability to spend more aggressively on advertising and marketing and to respond more effectively to changing business and economic conditions than we do. If this were to occur, our sales, operating results and profitability would be adversely affected.

Lander competes on the basis of numerous factors, including brand name recognition (in the value segment), product quality, performance, price and product availability at retail stores. Merchandising and packaging, the timing of new product introductions and line extensions also have a significant impact on customers’ buying decisions and, as a result, on Lander’s sales. The structure and quality of the sales force and broker network, as well as consumption of Lander’s products, affects in-store position, wall display space and inventory levels in retail outlets. If Lander is not able to maintain or improve the inventory levels and in-store positioning of its products in retail stores, Lander’s sales and operating results will be adversely affected. Lander’s markets also are highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. An increase in the amount of product introductions by Lander’s competitors could have a material adverse effect on Lander’s sales, operating results and profitability.

In addition, competitors may attempt to gain market share by offering products at or below the prices typically offered by Lander. Competitive pricing may require Lander to reduce prices and may result in lost sales or reduction in Lander’s profit margins. Future price or product changes by Lander’s competitors may have a material adverse effect on Lander or Lander may be unable to react with price or product changes of its own to maintain its current market position.

Lander depends on a limited number of customers for a large portion of its gross sales and the loss of one or more of these customers could materially reduce our gross sales and therefore could have a material adverse effect on our business, financial condition and results of operations.

For the year ended February 28, 2005, Lander’s top five customers accounted for approximately 46% of its net sales, with one customer (Wal-Mart) accounting for 25% of net sales and a second customer for 13% of net sales. We expect that for the year ended February 28, 2006 and future periods Lander’s top five customers, including Wal-Mart, will, in the aggregate, continue to account for a large portion of its gross sales. The loss of one or more of Lander’s top customers, any significant decrease in sales to these customers or any significant decrease in retail display space in any of these customers’ stores, could reduce Lander’s gross sales and therefore could have a material adverse effect on our business, financial condition and results of operations.

In addition, Lander’s business is based primarily upon individual sales orders, and we typically do not enter into long-term contracts. Accordingly, Lander customers could cease buying our products at

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any time and for any reason. The fact that we do not have long-term contracts with our Lander customers means that we have no recourse in the event a customer no longer wants to purchase products from Lander. If a significant number of our Lander customers elect not to purchase products from us, our business, prospects, financial condition and results of operations could be adversely affected.

Lander manufactures a significant quantity of the products it sells at its own manufacturing facilities. Any disruption in production could result in lost sales, and could have a material adverse effect on our customer relationships, financial condition and results of operations.

We manufacture most of our “Lander” brand products at our manufacturing facilities in Binghamton, New York and Scarborough, Ontario, Canada. Although we have the capability to manufacture certain products at either facility, other products can be manufactured at only one location. A permanent or temporary shutdown of either of our plants, resulting from equipment malfunction, accident, fire, sabotage, strikes or lockouts, acts of God or other factors, could substantially reduce our output of finished products. If output from one facility were to be curtailed, there is no assurance that we could absorb any lost production in our other manufacturing facility or that we could arrange to outsource production of the affected products in sufficient time to maintain scheduled deliveries. In the event of a protracted disruption in our own manufacturing operations, we would become more dependent on contract manufacturers and there is no assurance that we could obtain finished products from such contract manufacturers in sufficient quantities or at prices comparable to our own manufacturing costs. Our inability to do so could result in decreased sales and loss of market share, and could have a material adverse effect on our customer relationships, operating results and profitability.

Lander depends on third parties to provide raw materials for the products it manufactures. Disruption in the supply of raw materials, or increases in raw material costs, could adversely affect sales and our profitability.

Our ability to maintain production at our own facilities depends upon access to raw materials. Lander purchases all of its raw materials from unrelated vendors. In the event our current vendors can or will no longer supply us with raw materials in a timely manner or at acceptable prices, we would have to identify and qualify substitute vendors. There is no assurance that such substitute vendors could be identified and qualified in sufficient time to prevent a disruption in production of some or all of the products we manufacture, or that substitute vendors would be able or willing to supply raw materials in the quantities and at the prices required to maintain normal operations. In addition, many of Lander’s products contain petroleum derivatives and other commodities that may be subject to significant price fluctuation, both in the short- and long-term. There is no assurance that any resulting increase in our cost of manufacturing could be passed through to our customers in the form of higher prices and as a volume producer of value and extreme value brand products, Lander may be more susceptible than other producers to margin erosion resulting from increases in manufacturing costs. Our inability to secure sufficient quantities of raw materials, at prices consistent with our current costs and sales price structure, could negatively impact inventory levels, sales, profitability and market share, and could have a material adverse effect on our customer relationships, operating results and profitability.

In addition, if our raw material suppliers fail to maintain adequate controls with respect to materials specifications and quality, we may be unable to maintain the quality of our finished products. Reliance on raw materials of inferior quality could diminish the value of Lander’s brand name and the level of customer satisfaction. This could similarly lead to reduced sales and loss of market share and could thereby negatively affect our operating results and profitability.

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Lander relies on unrelated carriers for the shipment of raw materials and finished products. Any disruption in, or unavailability of, transportation, could adversely affect production and distribution of our products.

Lander receives raw materials at its manufacturing facilities by truck, and distributes its finished products to warehouses and customer distribution facilities by truck and/or rail. Lander relies on unrelated transportation companies for these services, which we typically contract on a short term or ad hoc basis. The availability and cost of transportation services may be affected by many factors, including, without limitation, (i) market conditions of supply and demand, (ii) inclement weather, flood, hurricanes and the like, (iii) fuel shortages and/or increases in fuel costs, and (iv) strikes, lockouts or other industrial action. Although we seek to manage our raw materials and finished goods inventories prudently, any disruption in transportation services may interfere with normal plant operations, and could impede or prevent the delivery of finished products to our warehouses and to our customers’ facilities. Any sustained increase in transportation rates would increase our manufacturing and/or distribution costs, and there is no assurance that we would be able to pass these cost increases through to our customers in the form of higher prices. These factors could result in lost sales and market share and could adversely affect our operating results and profitability.

Disruption in our Lander distribution centers may prevent us from meeting customer demand and Lander’s sales and profitability may suffer as a result.

We manage our Lander product distribution in the continental United States and Canada through several key distribution centers. A serious disruption, such as a flood or fire, to any of these distribution centers could damage or destroy inventory and could materially impair our ability to distribute products to our customers in a timely manner or at a reasonable cost. We could incur significantly higher costs and experience longer delivery lead times during the time it would take to reopen or replace a distribution center. This in turn could have a material adverse effect on Lander’s sales, operating results and profitability.

Lander makes use of contract manufacturers to manufacture significant quantities of the finished products it sells.

Lander relies on contract manufacturers to manufacture certain of its finished products, and the use of contract manufacturers will increase significantly as a result of Lander’s recent acquisition of certain brands from Playtex Products, Inc. and certain of its subsidiaries. Any delay in delivery by one or more of these contract manufacturers, or the breach or termination of a manufacturing contract, could adversely affect our inventory levels, our ability to meet scheduled deliveries and to accept new orders. Any or all of these factors could also negatively affect our market share, customer relationships, operating results and profitability.

Efforts to acquire other companies, brands or product lines may divert our managerial resources away from our business operations, and if we complete an acquisition, we may incur or assume additional liabilities or experience integration problems.

Our growth strategy is driven by acquiring other companies, brands or product lines that management believes complement our existing business, such as the brands and related assets we recently acquired from Playtex Products, Inc. and certain of its subsidiaries. At any given time, we may be engaged in discussions with respect to possible acquisitions or other business combinations that are intended to enhance our product portfolio, enable us to realize cost savings and further diversify our category, customer and channel focus. Our ability successfully to grow through acquisition depends on our ability to identify, negotiate, complete and integrate suitable acquisition targets and to obtain any

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necessary financing. These efforts could divert the attention of our management and key personnel from our day-to-day business operations. If we complete acquisitions, including the recently acquired Playtex brands, we may also experience:

•	difficulties in integrating any acquired companies, personnel and products into our existing business;
•	delays in realizing the benefits of the acquired company or products;
•	diversion of our management’s time and attention from other business concerns;
•	higher than anticipated costs of integration;
•	difficulties in retaining key employees of the acquired business who are necessary to manage those businesses;
•	difficulties in maintaining uniform standards, controls, procedures and policies throughout all acquired companies; or
•	adverse customer reaction to the business combination.

In addition, an acquisition could materially impair our operating results by causing us to incur debt or requiring us to amortize acquisition expenses and acquired assets.

Regulatory matters governing our industry could have a significant negative effect on our sales and operating costs.

In both our U.S. and foreign markets, we are subject to extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at analogous levels of government in foreign jurisdictions.

The formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of our products are subject to extensive regulation by various federal agencies, including the Food and Drug Administration, the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the Environmental Protection Agency, and by various agencies of the states, localities and foreign countries in which our products are manufactured, distributed and sold. If we fail to comply with those regulations, we could become subject to significant penalties or claims, which could materially adversely affect our operating results or our ability to conduct our business. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may adversely affect the marketing of our products, resulting in significant loss of sales revenues.

If we fail to comply with federal, state or foreign regulations, we could be required to:

•	suspend manufacturing operations;
•	change product formulations;
•	suspend the sale of products with non-complying specifications;
•	initiate product recalls; or
•	change product labeling, packaging or advertising or take other corrective action.

Any of these actions could materially and adversely affect our financial results.

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In addition, our failure to comply with FTC or state regulations, or with regulations in foreign markets that cover our product claims and advertising, including direct claims and advertising by us, may result in enforcement actions and imposition of penalties or otherwise materially and adversely affect the distribution and sale of our products.

The Cenuco wireless business faces extensive competition.

Our wireless technology division conducted under the “Cenuco” name has only recently introduced its full line of wireless video monitoring servers. There can be no assurance that the market will accept the wireless products currently offered. The industries in which the Cenuco wireless division operate are characterized by intense competition. We face competition in all aspects of our business and we compete directly with numerous other firms, a significant number of which offer their customers a broader range of products and services, have substantially greater financial, personnel, marketing, research and other resources, have greater operating efficiencies and have established reputations relating to product offerings and customer service. There can be no assurance that we will be able to compete in this business successfully.

If we are unable to protect our intellectual property rights our ability to compete effectively in the market for our products could be negatively impacted.

We regard our patents, copyrights, service marks, trademarks, trade secrets and similar intellectual property as important to our success. We rely on patent, trademark and copyright law, trade secret protection and confidentiality agreements with our employees, customers, consultants and advisors to protect our proprietary rights; however, the steps we take to protect our proprietary rights may be inadequate and legal means may afford only limited protection. In addition, traditional legal protections may not be applicable in the Internet or wireless context, and the ownership of proprietary rights in our Cenuco wireless technology may be subject to uncertainty. Our failure or inability to protect our proprietary rights could materially harm our business and competitive position.

We have filed for one Cenuco-patent, “Wireless Security Audio-Video Monitoring,” which was accepted by the United States Patent Office in June, 2004, as Patent Pending #10/846426. From time to time, we may decide to file additional patent applications relating to aspects of our proprietary Cenuco technology. Other parties may independently develop similar or competing technology or “design around” any patents that may be issued to us. We cannot assure you that any of the patent applications we file will be approved, or that any issued patents will protect our intellectual property. In addition, there is no assurance that third parties will not challenge the validity of our patents, or assert that technology developed and sold by the Cenuco wireless technology division infringes other patents. Any such claims, even if lacking in merit, could require us to expend considerable resources in defending them and adversely affect the results of our operations.

In addition, the market for our Lander products depends to a significant extent upon the goodwill associated with our trademarks and tradenames. The trademarks and tradenames on our Lander products are how we convey that the products Lander sells are “value brand name” products, and we believe consumers ascribe value to our brand. Lander owns the material trademark and tradename rights used in connection with the packaging, marketing and sale of our products. This ownership is what prevents Lander’s competitors or new entrants to the market from using our valuable brand names. Therefore, trademark and tradename protection is critical to our Lander business. Although most of our material Lander trademarks are registered in the United States and in applicable foreign countries, we may not be successful in asserting trademark or tradename protection. If we were to lose the exclusive right to use our Lander brand name in the United States or any other market in which we sell our products, our sales and operating results could be materially and adversely affected. We could also incur substantial costs to

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defend legal actions relating to the use of our intellectual property, which could have a material adverse effect on our business, results of operations or financial condition.

Other parties may infringe on our intellectual property rights and may thereby dilute the value of our brands in the marketplace. If the value of our brands becomes diluted, or if our competitors are able to introduce brands that cause confusion with our brands in the marketplace, it could adversely affect the value that our customers associate with our brands, and thereby negatively impact our sales. Any such infringement of our intellectual property rights would also likely result in a commitment of our time and resources to protect these rights through litigation or otherwise. In addition, third parties may assert claims against our intellectual property rights and we may not be able successfully to resolve these claims.

We depend on our key personnel and the loss of the services provided by any of our executive officers or other key employees could harm our business and results of operations.

Our success depends to a significant degree upon the continued contributions of our senior management, many of whom may be difficult to replace. These employees may voluntarily terminate their employment with us at any time. We may not be able successfully to retain existing personnel or identify, hire and integrate new personnel.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Cenuco, Hermes and Lander and the combined company, generally. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. This proxy statement may contain “forward-looking statements” that reflect, when made, our expectations or beliefs concerning future events that involve risks and uncertainties, including:

•	general economic conditions affecting our products and their respective markets;

•	the high level of competition in our industry and markets;

•	our dependence on a limited number of customers for a large portion of our sales;

•	disruptions in our distribution centers;

•

integration of the brands acquired from Playtex Products, Inc. and certain of its subsidiaries diverting managerial resources, or incurrence of additional liabilities or integration problems associated with such transaction;

•	changing consumer trends;

•	pricing pressures that may cause us to lower our prices;

•	increases in supplier prices;

•	changes in our senior management team;

•	our ability to protect our intellectual property rights;

•	our dependency on the reputation of our brand names;

•	the effects of shortages of supply of sourced goods or interruptions in the manufacturing of our products;

•	our level of debt;

•	our ability to obtain additional financing;

•	the restrictions in our debt and equity financing on our operations; and

•	our ability to service our debt.

All statements other than statements of historical facts included in this proxy statement, are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) based, among other things, on the Company’s current plans and expectations relating to analyses of value and expectations of anticipated growth in the future and future success under various circumstances, and, as

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such, these forward-looking statements involve uncertainty and risk. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove not to have been correct. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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THE SPECIAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to stockholders of the Company as part of the solicitation of proxies by the Board of Directors for use at the special meeting of the Company’s stockholders (the “Meeting”).

Date, Time and Place

The Company will hold the Meeting at ___________________ in [New York City, New York], on [February 24], 2006, at 10:00 a.m., local time.

Purpose of the Special Meeting

At the Meeting, we will ask holders of our stock:

•

Proposal One: to approve the issuance of up to 30,712,069 shares of the Company’s common stock issuable upon conversion of the Company’s Series A Preferred Stock or otherwise in connection with the recently completed merger with Hermes Acquisition Company I LLC;

•

Proposal Two: to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to 100,000,000 shares to permit the conversion of the Company’s Series A Preferred Stock to common stock;

•

Proposal Three: to approve the issuance of up to 79,357,180 shares of the Company’s common stock, including shares issuable upon conversion or exercise of the Company’s convertible debentures, a new series of convertible preferred stock, and warrants to purchase common stock, to be issued in connection with a financing for the purpose of refinancing of existing debt (including a bridge loan used in connection with an asset acquisition) and for general working capital purposes;

•

Proposal Four: to approve an amendment to the Company’s Restated Certificate of Incorporation to increase further the number of authorized shares of common stock of the Company to 225,000,000 to permit future issuances of common stock, including the issuance of shares upon conversion or exercise of the Company’s convertible debentures, a new series of convertible preferred stock and warrants to purchase common stock, to be issued in connection with a financing for the purpose of refinancing of existing debt (including a bridge loan used in connection with an asset acquisition) and for general working capital purposes;

•	Proposal Five: to approve an amendment to the Company’s Restated Certificate of Incorporation to change our corporate name to Ascendia Brands, Inc.;
•

Proposal Six: to approve an Amended and Restated Certificate of Incorporation, including amendments to the Company’s Restated Certificate of Incorporation to (i) provide for indemnification and advancement of expenses to directors and officers of the Company to the maximum extent permitted under state law, (ii) limit to the maximum extent permitted under state law the personal liability of directors of the Company for monetary damages for breach of fiduciary duty, (iii) permit the Board of Directors to amend the bylaws of the Company and (iv) make certain other changes that clarify existing provisions of the Restated Certificate of Incorporation;

•	Proposal Seven: to approve the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen; and

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•	Proposal Eight: to act on other matters and transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) of the meeting.

The Company’s Board of Directors believes that the foregoing proposals are in the best interests of the Company and its stockholders, and recommends that the Company’s stockholders vote “FOR” the all of the foregoing proposals (Proposals One through Eight).

Record Date, Shares Entitled to Vote and Quorum

Only holders of record of the Company’s common stock and Series A Preferred Stock at the close of business on [January 23], 2006, the record date, are entitled to notice of, and to vote at, the Meeting. On the record date, 13,882,056 shares of Cenuco common stock were issued and outstanding and held by approximately 1,200 holders of record, and 2,553.6746 shares of the Series A Preferred Stock were issued and outstanding and held by six holders of record. Only the holders of common stock on the record date will be entitled to vote on the proposals arising from the merger transaction (Proposals One and Two). On all other proposals (Proposals Three through Eight), the holders of the common stock and Series A Preferred Stock will vote together as a single class.

A quorum will be present at the Meeting if the holders of a majority of the outstanding shares of the Company’s common stock and Series A Preferred Stock entitled to vote are represented in person or by proxy. Stockholders will have one vote for each share of common stock, and 10,095.87 votes for each share of Series A Preferred Stock, held of record at the close of business on the record date.

Vote Required

Approval of each of the proposals (Proposals One through Eight), requires that the number of shares cast “FOR” each such proposal exceeds the number of shares cast “AGAINST” each such proposal. In addition, approval of the proposals to amend our Restated Certificate of Incorporation to increase the authorized capital stock (Proposals Two and Four), are conditions to approval of the respective share issuance proposals (Proposals One and Three). Therefore, if our stockholders wish to approve each of these share issuance proposals, they must also approve the accompanying charter amendment proposals.

If you abstain from voting on any of the share issuance proposals or the charter amendment proposals, it will have no effect on the outcome (other than with respect to determining whether a quorum exists), since an abstention is not a vote cast.

Shares of our common stock may be voted under certain circumstances if they are held in the name of a brokerage firm or nominee. Under rules currently in effect, brokerage firms and nominees that are members of the American Stock Exchange have the authority under the rules of the American Stock Exchange to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the Meeting. The approval of the share issuance proposals and the charter amendment proposals, however, are not considered “routine” matters and hence brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to approval of these proposals (Proposals One through Seven). Shares of our common stock held directly in a stockholder’s name will not be counted as shares present for the purpose of establishing a quorum and will not be voted if the stockholder does not provide a proxy or attend the Meeting and vote their shares.

“Broker non-votes” occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. Brokers may not exercise discretion to vote shares

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as to which instructions are not given with respect to approval of the share issuance proposals or the charter amendment proposals (Proposals One through Seven). Broker non-votes will have no effect on these proposals because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to be voted for the purposes of determining the presence of a quorum.

A quorum of our shares must be present in order for the meeting to be held. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not have authority to vote on all matters.

Voting Agreements; Voting by Directors and Executive Officers

Steven Bettinger, currently Vice President of Corporate Development and Investor Relations, and our former President and Chief Executive Officer and director, has entered into a voting agreement with Hermes that provides that Mr. Bettinger will vote the 3,817,767 shares of Cenuco common stock that he owns, representing approximately 27.5% of the outstanding shares of common stock on the record date, for Proposals One and Two at the Meeting. In addition, certain other stockholders of the Company, owning an aggregate of 3,415,607 shares of common stock (representing approximately 24.5% of the outstanding shares of common stock on the record date) have agreed to vote their shares in favor of Proposals One and Two. Because the Company’s stockholders who have agreed to vote their shares in favor of the Proposals One and Two hold approximately 52.0% of the outstanding shares of common stock entitled to vote on these proposals, their vote in favor of Proposals One and Two will be sufficient to approve these proposals without the vote of any other stockholder of the Company.

Each of MarNan LLC and Dana Holdings LLC has entered into a voting agreement with Cornell Capital Partners, LP that provides that each will vote the 1,021.4699 shares of Series A Preferred Stock that it owns for Proposals Three and Four. Because the shares of Series A Preferred Stock subject to these voting agreements represents approximately 52.0% of the voting power of the shares of common stock and Series A Preferred Stock entitled to vote on these proposals, their vote in favor of Proposals Three and Four will be sufficient to approve these proposals without the vote of any other stockholder of the Company.

At the close of business on the record date, the directors and executive officers of the Company and their affiliates owned and were entitled to vote shares of our common stock representing approximately 29.4% of the shares of our common stock, and approximately 10.3% of the combined voting power of the common stock and Series A Preferred Stock outstanding on that date. To the Company’s knowledge, these directors and executive officers intend to vote their shares “FOR” all of the proposals regarding the issuance of shares and the amendments to the Company’s charter (Proposals One through Seven).

Voting of Proxies

All shares represented by properly executed proxies received in time for the Meeting will be voted at the Meeting in the manner specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” all of the proposals regarding the issuance of shares and the amendments to the Company’s Restated Certificate of Incorporation (Proposals One through Seven) and will be deemed to grant discretion to the proxy holder on any other matter that may properly come before the Meeting. Adjournments of the Meeting may be made in accordance with the Company’s Bylaws. If the persons named as proxies by you are asked to vote for one or more adjournments of the Meeting for matters incidental to the conduct of the Meeting, such persons will have the authority to vote in their discretion on such matters.

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The Company does not expect that any matter other than the share issuance proposals and the charter amendment proposals (Proposals One through Seven) will be brought before the Meeting. If, however, any other matter should properly come before the Meeting, unless provided otherwise in the written authorization, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders. A proxy in the accompanying form will give authority to Joseph A. Falsetti and Brian J. Geiger to vote on such matters at their discretion and they intend to do so in accordance with their best judgment on any such matter.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the Meeting. A stockholder may revoke a proxy at any time prior to its exercise by (a) giving written notice of the revocation to the Company’s Corporate Secretary, at 2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648, (b) submitting a properly signed proxy with a later date, or (c) attending the Meeting and voting in person. Attendance at the Meeting (without voting) will not in and of itself constitute a revocation of the proxy. If you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

Solicitation of Proxies

The Company will bear the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing and filing material in connection with the solicitation. In addition to the use of the mail, the Company’s directors, executive officers and employees may solicit proxies personally, by telephone or on the Internet. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

THE MERGER

On May 20, 2005, pursuant to the terms of the Merger Agreement, dated March 16, 2005, and amended on May 10, 2005 (as amended, the “Merger Agreement”), among Cenuco, Inc., a publicly traded Delaware corporation (“Cenuco”), Hermes Holding Company, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Cenuco, and Hermes Acquisition Company I LLC (“Hermes”), the parties executed a Plan of Merger setting forth certain terms relating to the merger of Hermes Holding Company, Inc. with and into Hermes (the “Merger”). In the Merger, the members of Hermes (the “Hermes Members”) received an aggregate of 2,553.6746 shares of Cenuco’s Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), representing 65% of the outstanding voting power of Cenuco capital stock.

Background of the Merger

Preliminary discussions between Cenuco and Hermes regarding a potential business combination commenced in January 2005 following Cenuco’s introduction to Hermes by one of its former directors, Tuyen Do. The initial meeting between the parties occurred in late January 2005 when Steven Bettinger, then Cenuco’s President and Chief Executive Officer, met with Joseph Falsetti and other executives of Hermes and Lander at the Lander offices in Lawrenceville, New Jersey. Soon after this initial meeting, Steven Bettinger, Robert Picow and Jordan Serlin visited Lander executives a second time at their offices in Lawrenceville, and additional Cenuco management met with Lander management, following which the group visited Lander’s manufacturing facility in Binghamton, New York. On January 28, 2005, after receiving a report of these visits and initial discussions from Steven Bettinger, Cenuco’s Board of

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Directors approved the exploration of a business combination with Hermes, and directed Steven Bettinger to continue his discussions with Hermes.

Cenuco, Hermes and Lander exchanged information regarding their respective companies over the next several weeks and performed business and legal due diligence on one another. Cenuco’s business due diligence of Hermes and Lander was conducted by Robert Picow, Steven Bettinger and Jordan Serlin and the legal due diligence was performed by Cenuco’s counsel, Akerman Senterfitt. Hermes’ due diligence was conducted primarily by Lander executives and advisors, Joseph Falsetti, Brian Geiger and Mark Massad. The results of Cenuco’s due diligence were presented by Steven Bettinger to our Board of Directors on February 11, 2005. In his report, Mr. Bettinger stated that no material legal or business issues were discovered and that Cenuco’s business due diligence team had been very impressed with the management team and operations of Hermes and Lander. After considerable discussion by Cenuco’s Board of Directors, including consideration of the reasons and factors described below under the headings “–Reasons for the Merger” and “–Factors Considered by the Board of Directors of Cenuco,” our Board concluded that a business combination with Hermes and Lander was in the best interest of our stockholders and, at the February 11th meeting, unanimously approved the material terms of the Merger and the negotiation and execution of the Merger Agreement.

Over the next few weeks, legal and financial representatives of Cenuco, Hermes and Lander met and communicated telephonically on numerous occasions to discuss and negotiate aspects of the proposed Merger and the definitive agreements relating thereto, including the Merger Agreement. In connection with these negotiations, Cenuco engaged vFinance Investments, Inc. as its financial advisor. vFinance presented its fairness opinion to our Board of Directors on March 9, 2005. At the March 9th meeting, our Board of Directors also received a report from Mr. Bettinger on his recent discussions with other potential target companies and other potential target acquisitions, and the Board continued its discussions regarding the advantages and possible disadvantages of the Merger, after which the Board ratified and confirmed its earlier conclusion that the Merger was in the best interests of the Cenuco stockholders. The parties executed the Merger Agreement on March 16, 2005, and, on March 17, 2005, the proposed Merger was publicly announced.

At meetings of our Board of Directors held on May 2, 2005 and May 9, 2005, the Board discussed the need for consummating the Merger as soon as practicable in order to execute its strategic plan for the combined company. The Board was advised by Hermes that the audited financial statements required by SEC rules to be included in the proxy statement to be sent to our stockholders in connection with the Merger would not be available until the end of May 2005 or later. In light of such delays relating to preparation of the proxy statement, the Board concluded that unless the form of transaction was modified, the stockholder meeting to consider and vote upon approval of the issuance of the shares of Cenuco’s common stock in the Merger, as required by the rules of the American Stock Exchange, could not be held before August 2005 and that such delays could have a material adverse effect on the ability of the combined company to execute its business plan and potential acquisition opportunities. The Board considered its options, revisited other potential acquisitions and other alternatives, and, after much discussion, unanimously determined that the terms of the Merger should be modified, and, as modified, that the Merger was still in the best interests of the Cenuco stockholders.

Following these meetings, on May 10, 2005, the parties to the original Merger Agreement entered into an amendment to the original agreement pursuant to which the parties agreed to close the Merger on or about May 23, 2005. The terms of the Merger were modified so that, instead of issuing shares of Cenuco’s common stock to the Hermes Members, Cenuco issued preferred stock that could be converted into common stock after a stockholder vote on substantially the same terms as the original Merger Agreement. The Merger was consummated on May 20, 2005.

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The Companies

Cenuco, Inc.

2000 Lenox Drive, Suite 202

Lawrenceville, New Jersey 08648

(609) 219-0930

We are a Delaware corporation organized in 1988. Our common stock is listed on the American Stock Exchange and trades under the symbol “ICU.” In addition to the activities conducted by the Company’s wholly owned subsidiary Hermes as described below, we are engaged, through our wholly owned Florida subsidiary also named Cenuco Inc., in the business of developing wireless and internet based software solutions for transmitting live streaming video, and other targeted content, directly onto cellular phones and remote computers. Our technology has applications in a variety of markets. Our wireless data technology is primarily focused on wireless video monitoring solutions that allow users to view real-time streaming video of security cameras or video content feeds at their home or place of business from anywhere they receive a cellular connection, regardless of the cellular carrier, user’s location, or type of cellular phone or wireless device. Our products address the security, surveillance and Homeland Security markets, and some of our monitoring products have been listed on the Federal General Services Administration (GSA) schedule. Our products have also been Windows Mobile Certified by Microsoft, have received BREW certification from Qualcomm, and are listed in the Intel Mobility Catalog.

Hermes Acquisition Company I LLC

2000 Lenox Drive, Suite 202

Lawrenceville, New Jersey 08648

(609) 219-0930

Hermes is a Delaware limited liability company organized in 2003. Hermes, through its subsidiaries, Lander Co. Inc., Lander Co. Canada Limited and Hermes Real Estate I LLC, is a manufacturer, marketer and distributor of value brand health and beauty products. Lander also produces private label health and beauty products for certain major retailers. Lander owns and operates two manufacturing and distribution facilities, one in Binghamton, New York and the other in Toronto, Canada. There has never been an established public trading market for the securities of Hermes or Lander, and, prior to the Merger, there were six holders of the membership interests of Hermes.

As a result of the Merger, Hermes and our Florida subsidiary remain focused in their respective current industries but have been integrating certain overhead and administrative functions to reduce operating costs and improve efficiencies.

Purpose of the Merger; Effect of Stock Issuances

The principal purpose of the Merger was to effectuate the acquisition by Cenuco of all of the membership interests of Hermes in exchange for the issuance to the Hermes Members of shares of the Series A Preferred Stock representing 65% of the combined outstanding voting power of all classes of Cenuco’s capital stock. Upon approval by our stockholders of Proposals One and Two, the Series A Preferred Stock will be converted without any further action by Cenuco or the holders of the Series A Preferred Stock into common stock of Cenuco representing 65% of the outstanding voting power of our capital stock. In the Merger Agreement, we agreed to use our reasonable best efforts to ensure that our common stock will continue to be quoted on the American Stock Exchange, and will continue to be publicly traded. Following the completion of the Merger, Hermes, together with its wholly owned

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subsidiaries Lander Co., Inc, Lander Co. Canada Limited, and Hermes Real Estate I LLC, became wholly owned direct and indirect subsidiaries of Cenuco.

Cenuco’s Restated Certificate of Incorporation authorizes Cenuco to issue up to 1,000,000 shares of preferred stock, and grants the Board of Directors the authority, without further action by the holders of the outstanding shares of common stock, to issue shares of preferred stock with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, as the Board of Directors shall determine. Pursuant to such authority, Cenuco’s Board of Directors created a new series of Cenuco’s preferred stock, designated as the Series A Junior Participating Preferred Stock, with such rights, preferences and limitations as are set forth in the Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock filed with the Delaware Secretary of State by Cenuco and incorporated herein by reference to Exhibit 3(i) to its Current Report on Form 8-K dated May 10, 2005 filed with the SEC, and issued shares to the Hermes Members in exchange for their membership interests in Hermes.

There are currently outstanding 13,882,056 shares of common stock, and outstanding options and warrants with respect to an aggregate of 3,155,212 shares of common stock. As a consequence of the consummation of the Merger, the Hermes Members became the owners of 65% of the combined outstanding voting power of all classes of Cenuco’s capital stock and, upon conversion of the Series A Preferred Stock into common stock, such holders of the Series A Preferred Stock will own 65% of the then outstanding shares of common stock. Conversion of the Series A Preferred Stock into common stock requires the authorization of Cenuco’s holders of common stock (without the vote of holders of Series A Preferred Stock) to (a) an amendment to Cenuco’s Restated Certificate of Incorporation increasing the authorized shares of the common stock to such number as, at a minimum, would permit the conversion of all the shares of the Series A Preferred Stock and any other shares of common stock that may be issued in connection with the Merger, and (b) the issuance of the shares of common stock upon conversion of all of the shares of the Series A Preferred Stock. Conversion of the Series A Preferred Stock to common stock will result in a dilution in the percentage of the ownership interests of our existing common stockholders. See “Proposals One and Two” to be voted upon at the Meeting.

Each share of the Series A Preferred Stock is presently convertible into 10,095.87 shares of common stock. This conversion ratio assumes that no further options or warrants that were outstanding at the time of the Merger are exercised after the record date of the Meeting and prior to the date of conversion of the Series A Preferred Stock into common stock. Any such exercise would result in an adjustment in the conversion ratio and the number of shares of common stock issuable upon conversion to retain the 65% ratio. The conversion ratio and the shares of common stock issuable upon conversion are also subject to adjustment upon the occurrence of stock splits, stock dividends or similar events.

The holders of Cenuco’s common stock immediately prior to the conversion of Series A Preferred Stock to common stock as contemplated by the Merger would continue to hold the same number os shares immediately thereafter. No additional consideration was offered to our common stockholders in connection with the Merger.

If the conversion of the Series A Preferred Stock to common stock is consummated, based upon the 13,882,056 shares of common stock outstanding as of the record date, we would then have 39,663,623 shares of our common stock outstanding, which would represent an increase of approximately 286% of our currently outstanding shares of common stock.

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Reasons for the Merger

Cenuco’s management believed that the Merger would provide Cenuco with additional logistics and distribution knowledge, which it believed was a strong component of Lander’s current business operations. Also, Cenuco expected that additional efficiencies and cost savings would be forthcoming for the entire enterprise after the completion of the Merger. In particular, Board of Directors believed that the combined company would be better positioned to:

•	realize significant cost savings;
•	achieve accelerated growth; and
•	enjoy reduced cyclicality and sustained earnings growth as a result of a diverse business portfolio.

The intent of the Merger was to create a combined company with a diverse business portfolio and reduced reliance on any particular industry. The increased diversification was expected to reduce the combined company’s overall exposure to cyclical economic swings and industry specific fluctuations and increase the likelihood of achieving consistent earnings growth. Management believed that the combined company would be in a position to achieve accelerated growth by utilizing its financial strength to pursue business opportunities, and utilizing the combined company’s larger, more diverse servicing capabilities to provide enhanced and more comprehensive services to customers.

The Company’s strategic plan for the Merger included introducing Cenuco’s wireless consumer products into Lander’s existing retail channels. Additionally, since all of these retail channels would benefit from remote video monitoring technologies to combat theft and liability, the Company’s management expected to work with these existing Lander customers on how Cenuco’s wireless technologies could assist and extend their loss-prevention and monitoring infrastructure. Furthermore, since Cenuco’s wireless technology applications have the ability to transmit virtually any type of data to a cellular device, not just video, Cenuco’s management believed that Lander represented a unique opportunity to apply Cenuco’s wireless technology to issues surrounding: warehousing, inventory control, manufacturing review and control, supply chain management and numerous others. It was management’s belief that the combined knowledge of both companies would result in additional wireless and consumer brand products focused on these and other markets.

Factors Considered by the Board of Directors of Cenuco

Cenuco’s Board of Directors determined that the terms of the Merger Agreement, which were the product of arm’s length negotiations between Cenuco’s representatives and Hermes, were in the best interests of Cenuco and its stockholders.

In reaching this determination, Cenuco’s Board of Directors considered the following material positive factors:

•	the reasons described above under “–Reasons for the Merger,” including the possibility of cost savings, accelerated growth and the combined company’s diverse business portfolio;
•	information concerning the businesses, assets, liabilities, results of operations and financial performance of Hermes and the combined company;
•

the opinion of vFinance that, as of March 9, 2005, and subject to the matters set out in its opinion, the consideration to be paid by Cenuco in the Merger is fair, from a financial point of view, to the stockholders of Cenuco;

33

•

the determination that the Merger would create a larger combined company with greater financial resources and increased free cash flow and, as a result, increased flexibility and opportunity for future growth;

•	Lander’s position as a leader in the manufacture, marketing and distribution of brand value priced health and beauty care products with strong brand strength and name recognition;
•	the expected composition of the combined company’s senior management after the Merger as described in this proxy statement under the heading “Board of Directors of the Combined Company; Management”
•	the fact that the Merger is consistent with the Company’s objective to grow through acquisitions;
•	the long-term interests of Cenuco and its stockholders, as well as the effects of the Merger on Cenuco’s employees, customers, creditors, suppliers and the communities in which it has operations; and
•	the expectation that the Merger would qualify as a reorganization under the Internal Revenue Code.

Cenuco’s Board of Directors also identified and considered a variety of potentially negative material factors in its deliberations, including:

•	the fact that the Hermes Members would hold approximately 65% of the outstanding common shares of Cenuco after the conversion of the Series A Preferred Stock to common stock;
•

the fact that the Merger Agreement eliminated the possibility of Cenuco entering into business combinations with companies other than Hermes prior to the Merger or the termination of the Merger Agreement, and the fact that termination fees and restrictions on negotiations may have inhibited third parties from proposing an offer for Cenuco;

•	the challenges and costs of combining the businesses of Lander and Cenuco; and
•

the risks that the companies will not be able to combine their businesses without encountering operational difficulties or failing to realize the cost savings expected from the integration of their businesses, which could lead to the need to spin off or sell the Company’s wireless technology division.

Our Board of Directors concluded, however, that these negative factors could be managed or mitigated by us or were unlikely to have a material impact on the Merger or us, and that overall, the potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger.

The above discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but does set forth the principal factors considered by the Board of Directors prior to executing the Merger Agreement. The Board of Directors collectively reached the unanimous conclusion to approve the Merger Agreement, and the transactions contemplated thereby, including the issuance of the Series A Preferred Stock contemplated by the Merger Agreement, in light of the various factors described above and other factors that each member of our Board of Directors felt were appropriate. In view of the wide variety of factors considered by our Board of Directors in connection with its evaluation of the Merger Agreement and the complexity of these matters, Cenuco’s Board of Directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, Cenuco’s Board of Directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

34

Regulatory Approvals Needed to Complete the Merger

We were not required to obtain the approval of any regulatory agency in order to enter into the Merger Agreement.

However, Section 712(b) of the American Stock Exchange Company Guide requires that our stockholders approve the issuance of more than 20% of our common stock in any acquisition of the stock or assets of another company. Because, as contemplated in the Merger, the issuance of shares of our common stock in connection with conversion of the Series A Preferred Stock to common stock will exceed 20% of our currently outstanding shares, we are required to seek stockholder approval before we can issue those shares. If we issue the shares of our common stock to Hermes’ Members upon conversion of the Series A Preferred Stock without stockholder approval for the issuance, our common stock could be de-listed from the American Stock Exchange.

As a result of the Merger, a change in control of our Company occurred and we were required to re-apply our shares of common stock for initial listing with the American Stock Exchange, and to satisfy all the initial listing requirements. Section 341 of the American Stock Exchange Company Guide provides that the American Stock Exchange will apply its original listing standards to a surviving company following a plan of acquisition, merger or consolidation, the net effect of which is that a listed company is acquired by an unlisted company even though the listed company is the nominal survivor. This provision applies regardless of whether we obtained stockholder approval of the Merger. In addition, Section 713(b) of the American Stock Exchange Company Guide further provides that stockholder approval is required in the event of any such transaction as a prerequisite to approval by the American Stock Exchange of applications to list additional shares to be issued in connection with such a transaction.

Currently, we meet all of the listing requirements for the American Stock Exchange. However, in the period following the merger, we received notices from the American Stock Exchange of noncompliance with certain listing standards due primarily to our failure to file required financial statements relating to the Merger within the prescribed time periods. For more information on these notices, see our Current Reports on Form 8-K dated August 22, 2005 and September 20, 2005. The required financial statements were subsequently filed with the SEC on a Current Report on Form 8-K/A filed December 19, 2005. No assurance can be given, however, that we will continue to meet all of the American Stock Exchange listing standards. In addition, the American Stock Exchange may not agree to continue to list our shares of common stock following the stockholder vote, and there is the possibility that the American Stock Exchange will not accept the listing application that was submitted after the Merger.

Opinion of Financial Advisor to Cenuco

The following summary does not purport to describe all of the material analyses contained in its opinion, the “Fairness Opinion,” and is qualified in its entirety by reference to the copy of the Fairness Opinion, which is included as Annex A to this proxy statement. We urge you to carefully read the Fairness Opinion in its entirety.

In connection with its evaluation of the Merger as described above, Cenuco’s Board of Directors engaged vFinance Investments, Inc. (“vFinance”), to act as its financial advisor. vFinance rendered its opinion, dated March 9, 2005, to the effect that, as of that date and based upon and subject to the assumptions, limitations and qualifications set forth in its opinion, the consideration to be paid in the Merger was fair, from a financial point of view, to our stockholders. vFinance has consented to the inclusion of the Fairness Opinion in this proxy statement.

35

We have attached as Annex A to this document the full text of vFinance’s written opinion and urge you to read the opinion in its entirety. The Fairness Opinion sets forth the assumptions made, matters considered and limits on the review undertaken and is incorporated by reference in its entirety. vFinance addressed the Fairness Opinion to Cenuco’s Board of Directors. The Fairness Opinion addresses only the consideration paid in the Merger and is not a recommendation to any Cenuco stockholder as to how that stockholder should vote on any proposals relating to the Merger at the Meeting. The summary of vFinance’s opinion provided below is qualified in its entirety by reference to the full text of the Fairness Opinion.

In arriving at its opinion, vFinance reviewed:

•	the Merger Agreement;
•	the audited financial statements of Cenuco for the year ended June 30, 2004 and the audited financial statements of Hermes for the year ended February 29, 2004;
•	the unaudited financial statements of Cenuco and Hermes for the periods ended December 31, 2004 and November 30, 2004, respectively;
•	current and historical market prices of Cenuco common stock;
•

various publicly available information concerning the business of Cenuco and Lander and of several other companies engaged in businesses comparable to those of Cenuco and Lander, and the reported market prices for the securities of other companies deemed comparable;

•	the terms of various transactions involving companies comparable to Cenuco and Lander and the consideration received for those companies;
•	the terms of other business combinations that vFinance deemed relevant; and
•	various internal financial analyses and forecasts prepared by Cenuco and Hermes and their respective managements.

vFinance also held discussions with several members of the management of Cenuco and Hermes on numerous aspects of the Merger, the past and current business operations of Cenuco and Lander, the financial condition and future prospects and operations of Cenuco and Lander, the effects of the Merger on the financial condition and future prospects of Cenuco and Lander, and other matters that vFinance believed necessary or appropriate to its inquiry. In addition, vFinance reviewed other financial studies and analyses and considered other information as it deemed appropriate for the purposes of its opinion.

vFinance relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Cenuco and Hermes or otherwise reviewed by vFinance from third party sources. vFinance is not responsible or liable for that information or its accuracy. vFinance did not conduct any valuation or appraisal of any assets or liabilities, and no valuations or appraisals were provided to vFinance. In relying on financial analyses and forecasts provided to it, vFinance has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Cenuco and Hermes to which those analyses or forecasts relate. vFinance also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to vFinance by, representatives of Cenuco, and that the parties would complete the other transactions contemplated by the Merger agreement as described in that agreement. vFinance relied as to all legal matters relevant to rendering its opinion upon the advice of its counsel.

36

As is customary in the rendering of fairness opinions, vFinance based its opinion on economic, market and other conditions as in effect on, and the information made available to vFinance as of, March 9, 2005. Subsequent developments may affect vFinance’s opinion, and vFinance does not have any obligation to update, revise, or reaffirm its opinion. vFinance expressed no opinion as to the price at which Cenuco’s or the combined company’s common stock will trade at any future time.

Cenuco did not request vFinance to, and vFinance did not, provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Merger, and did not provide services other than the delivery of its opinion. vFinance did not participate in negotiations on the terms of the Merger and related transactions, which were the product of direct negotiations between Cenuco and Hermes.

In accordance with customary investment banking practice, vFinance employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses performed by vFinance in connection with its opinion. We have presented some of the summaries of financial analyses in tabular format. In order to understand the financial analyses used by vFinance more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of vFinance’s financial analyses and this summary does not purport to be a complete description of the analyses underlying vFinance’s opinion.

Comparable Company Analysis. vFinance first identified those other companies that might be considered “comparable” to Lander, the operating company of Hermes. While Lander competes in the Consumer Goods & Products sector, this market includes multi-billion dollar behemoths such as Proctor & Gamble and Colgate Palmolive. While this would ordinarily pose problems from an analytical standpoint, vFinance spent considerable time reviewing the product lines of the companies that were ultimately included in its analysis, and there appears to be a homogeneity among the lines carried, while the prime differentiator from a branding standpoint appears to be the pricing points and advertising dollars spent on support of the brand. The distribution channels for most of these companies are almost identical.

From a practical standpoint, vFinance elected to exclude Proctor & Gamble from its analysis, as its market capitalization is over 4.5x the size of its nearest competitor, Colgate Palmolive and it almost always positions itself as the premium brand in the markets in which it competes. Lander, by comparison, has historically been viewed as a value brand, having been so positioned from its more than 85 years of existence. In addition, Proctor & Gamble markets lines of snacks & beverages, making it slightly dissimilar to the rest of the universe considered by vFinance.

The following companies were considered for the comparable analysis: Colgate-Palmolive Company, The Estee Lauder Companies Inc., Alberto-Culver Company, Church & Dwight Co., Inc., Revlon, Inc., Prestige Brand Holdings, Inc., Elizabeth Arden, Playtex Products, Inc., Inter Parfums, Inc., Parlux Fragrances, Inc., CCA Industries, Inc., Stephan Co., Imagenetix, Inc., Oralabs Holding Corp., Scott’s Liquid Gold, Inc. and Lee Pharmaceuticals.

In reviewing the companies in this sector, vFinance was unable to discern any trends from a valuation perspective. Ordinarily, one would expect that the marketplace would accord premium multiples to companies with significantly larger revenue bases, but that was not apparent in this Comparable Company Analysis. For example, even though it was excluded from vFinance’s analysis due primarily to its sheer size, Proctor & Gamble is still valued by the market at a multiple of 2.49x its trailing twelve month revenues, which would fit comfortably within the range of multiples for the sample set. The sample set of sixteen (16) companies that vFinance believed fit its defined parameters were included in the comparable sample. Those parameters were defined as Consumer Products companies that either employ value-oriented or premium value pricing points or sell through national distribution channels such as Wal-Mart.

37

Lander Co.

Comparable Public Companies
Figures in Thousand of US Dollars except for share prices

Company	Ticker	Stock Price 3/5/05	% of High	Market Value	Equty Value to

					Debt to Equity	TTM Rev.	TTM EBITDA	TTM EBIT	EPS			Net Assets

									TTM	2003	2004

Colgate-Palmolive Company	CL	52.84	89%	29,237,456	3.0x	2.8x	11.9x	13.8x	22.7x	20.1x	18.1x	n.m.
Estee Lauder	EL	43.00	87%	9,943,136	0.3x	1.6x	11.3x	14.6x	24.6x	22.4x	19.6x	14.8x
Alberto-Culver Company	ACV	51.90	92%	4,910,735	0.1x	1.5x	12.4x	14.3x	24.3x	21.1x	18.9x	4.4x
Church & Dwight Co, Inc.	CHD	35.98	98%	2,502,615	1.7x	1.4x	12.5x	11.3x	23.7x	20.2x	18.0x	n.m.
Revlon, Inc.	REV	2.49	70%	921,594	n.m.	0.7x	5.6x	17.5x	n.m.	n.m.	n.m.	n.m.
Prestige Brand Holdings	PBH	17.96	96%	898,000	1.5x	3.8x	11.6x	13.7x	77.8x	n.m.	n.m.	n.m.
Elizabeth Arden	RDEN	26.13	99%	786,740	1.8x	1.0x	3.9x	10.8x	13.2x	20.3x	17.1x	n.m.
Playtex Products, Inc.	PYX	8.77	99%	536,863	17.4x	0.8x	4.9x	5.9x	31.3x	19.9x	15.7x	n.m.
InterParfums, Inc.	IPAR	15.49	46%	310,911	0.2x	1.4x	8.8x	9.7x	19.9x	20.1x	20.1x	5.9x
Parlux Frangrances, Inc.	PARL	25.99	93%	240,882	0.0x	2.6x	14.2x	15.2x	27.9x	26.0x	15.1x	4.3x
CCA Industries, Inc.	CAW	10.85	79%	76,430	0.0x	1.2x	7.8x	8.1x	14.5x	10.6x	10.3x	4.3x
The Stephan Co.	TSC	4.55	65%	20,360	0.2x	0.8x	60.0x	109.3x	113.8x	n.m.	n.m.	1.0x
Imagentix, Inc.	IAGX	2.00	97%	21,580	0.1x	3.3x	16.9x	17.4x	22.2x	n.m.	n.m.	16.8x
Oralabs Holdings Corporation	OLAB	2.75	53%	13,089	0.0x	1.0x	n.m.	n.m.	n.m.	n.m.	n.m.	2.4x
Scott’s Liquid Gold, Inc.	SLGD	0.55	60%	5,726	0.2x	0.3x	9.8x	n.m.	n.m.	n.m.	n.m.	0.6x
Lee Pharmaceuticals, Inc.	LPHM	0.12	71%	496	n.m.	0.1x	n.m.	n.m.	n.m.	n.m.	n.m.	n.m.

High	99%	17.4x	3.8x	60.0x	109.3x	113.8x	26.0x	20.1x	16.8x
Mean	81%	1.9x	1.51x	13.7x	20.1x	34.6x	20.1x	17.0x	6.0x
Median	88%	0.2x	1.32x	11.5x	13.8x	24.0x	20.2x	18.0x	4.3x
Low	46%	0.0x	0.06x	3.9x	5.9x	13.2x	10.6x	10.3x	0.6x

Company	Enterprise Value [1]	Enterprise Value to

		TTM Rev.	2005 E Rev.	TTM EBITDA	TTM EBIT	EPS			Net Assets

						TTM	2003	2004

Colgate-Palmolive Company	32,866,956	3.11x	2.93x	13.4x	15.5x	25.5x	22.6x	20.3x	n.m.
Estee Lauder	9,935,136	1.63x	1.58x	11.3x	14.6x	24.6x	22.4x	19.6x	14.8x
Alberto-Culver Company	4,926,151	1.47x	1.40x	12.5x	14.4x	25.4x	21.2x	18.9x	4.4x
Church & Dwight Co, Inc.	3,159,009	1.81x	1.85x	15.8x	14.2x	33.2x	25.5x	22.7x	n.m.
Revlon, Inc.	2,188,994	1.70x	1.68x	13.4x	41.5x	n.m.	n.m.	n.m.	n.m.
Prestige Brand Holdings	1,324,590	5.54x	n.a.	17.1x	20.1x	101.9x	n.m.	n.m.	n.m.
Elizabeth Arden	1,152,010	1.39x	1.27x	5.8x	15.8x	n.m.	29.7x	25.0x	n.m.
Playtex Products, Inc.	1,252,705	1.83x	1.90x	11.5x	13.7x	22.5x	46.5x	36.5x	n.m.
InterParfums, Inc.	328,028	1.48x	1.41x	9.2x	10.2x	19.7x	21.2x	21.2x	6.2x
Parlux Frangrances, Inc.	230,196	2.45x	n.a.	13.6x	14.5x	27.0x	24.8x	14.4x	4.1x
CCA Industries, Inc.	71,832	1.17x	1.03x	7.4x	7.6x	13.6x	10.0x	9.7x	4.0x
The Stephan Co.	20,987	0.87x	n.a.	61.8x	112.7x	117.3x	n.m.	n.m.	1.0x
Imagentix, Inc.	21,030	3.18x	n.a.	16.5x	17.0x	21.7x	n.m.	n.m.	16.3x
Oralabs Holdings Corporation	12,419	0.95x	n.a.	n.m.	n.m.	n.m.	n.m.	n.m.	2.3x
Scott’s Liquid Gold, Inc.	5,968	0.26x	n.a.	10.2x	n.m.	n.m.	n.m.	n.m.	0.6x
Lee Pharmaceuticals, Inc.	9,485	1.15x	n.a.	n.m.	n.m.	n.m.	n.m.	n.m.	n.m.

High	5.54x	2.93x	61.8x	112.7x	117.3x	46.5x	36.5x	16.3x
Mean	1.87x	1.67x	15.7x	24.0x	39.3x	24.9x	20.9x	6.0x
Median	1.56x	1.58x	12.9x	14.6x	25.4x	22.6x	20.3x	4.1x
Low	0.26x	1.03x	5.8x	7.6x	13.6x	10.0x	9.7x	0.6x

[1] Enterprise value is calculated by adding debt, preferred stock, minority interest and subtracting cash from the adjusted market value (market cap) inclusive of dilutive securities.

Source of information: SEC Edgar Filings, Bloomberg, LP, Hoovers, Inc., and/or Market Guide, Inc.

38

Having reviewed the operating demographics of this sample set and determining that Lander fell within the operating parameters of this group, vFinance determined that it would derive multiples based on Trailing Twelve Month Revenue and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and compare them to the sample set’s Enterprise and Equity values. These multiples, once derived from its sample set, would be the “Market Multiples” that would be applied against Lander’s operating statistics to impute a range of values. These multiples, which vFinance applied to Lander’s statistics, yield an Equity Value of Lander ranging from $50.2 million to $676.5 million, with a mean of $195.5 million. The Enterprise Value ranges from $54.2 million to $672.6 million, with a mean value of $191.5 million.

Lander Co.

Valuation Based on Public Trading Multiples
Figures in Thousands of US Dollars

Valuation Based on Mean Multiples

	Data	Enterprise Multiples	Equity Value	Cash	Debt	Equity Value	Applied Weights

TTM Revenue	$101,500.0	1.87x	$190,301.90	$-	$3,980.07	$186,321.84	50.0%
Net Assets	(3,509.0)	6.0x	(20,959.58)	-	3,980.07	(24,939.64)	0.0%
TTM EBITDA	12,800.0	15.7x	200,675.15	-	3,980.07	196,695.08	50.0%

							100.0%
	Weighted Equity Valuation		$195,488.53	Weighted Enterprise Valuation		$191,508.46

Valuation Based on High Multiples

	Data	Equity Multiples	Equity Value	Cash	Debt	Enterprise Value [1]	Applied Weights

TTM Revenue	$101,500.0	5.54x	$561,804.03	$-	$3,980.07	$557,823.97	50.0%
Net Assets	(3,509.0)	16.3x	(57,320.15)	-	3,980.07	(61,300.21)	0.0%
TTM EBITDA	12,800.0	61.8x	791,256.96	-	3,980.07	787,276.90	50.0%

							100.0%
	Weighted Equity Valuation		$676,530.50	Weighted Enterprise Valuation		$672,550.43

Valuation Based on Low Multiples

	Data	Equity Multiples	Equity Value	Cash	Debt	Enterprise Value [1]	Applied Weights

TTM Revenue	$101,500.0	0.26x	$26,640.57	$-	$3,980.07	$30,620.63	50.0%
Net Assets	(3,509.0)	0.6x	(2,207.29)	-	3,980.07	1,772.77	0.0%
TTM EBITDA	12,800.0	5.8x	73,780.28	-	3,980.07	77,760.35	50.0%

							100.0%
	Weighted Equity Valuation		$50,210.43	Weighted Enterprise Valuation		$54,190.49

1 Enterprise value is calculated by adding debt and subtracting cash to the Equity Value.

39

Discounted Cash Flow Analysis. vFinance examined the cash flows of Lander and used Discounted Cash Flow analysis to arrive at a valuation based on its ability to generate cash-flow. Using data furnished to vFinance by management, and making certain assumptions regarding business growth rates, the need for additional capital expenditures, and projecting the CAGR (Compound Annual Growth Rate) to Lander, vFinance calculated a terminal value of Lander’s business based on its ability to generate cash, using discount rates that in vFinance’s experience, would be appropriate for an entity at this stage in its life cycle. Based on those assumptions, vFinance arrived at a value range of $149.5 million to $174.4 million, with a mean of $161.4 million.

Lander Co.

Valuation Based on Discounted Cash Flow
Figures in Thousands of US Dollars

	TTM	2006 E	2007 E	2008 E	Perpetuity	CAGR

Revenues	$101,500.0	$110,500.0	$113,800.0	$117,200.0		3.7%
EBITDA	12,800.0	13,400.0	14,300.0	15,600.0		6.8%
Net Earnings	1,900.0	4,300.0	4,697.0	4,893.9		37.1%

CAPEX	(1,500.0)	(1,500.0)	(1,500.0)	(1,500.0)

OCF Minus CAPEX	11,300.0	11,900.0	12,800.0	14,100.0	259,845.5	7.7%

Financing Requirement (Debt)	-	-	-

CF	11,300.0	11,900.0	12,800.0	14,100.0	259,845.5

NPV - Merged	174,398.7	161,351.3	149,542.0
Discount Rate	13.5%	15.5%	17.5%

Risk free rate	3.5%	3.5%	3.5%
Business risk premium	10.0%	12.0%	14.0%
Catch-all risk premium	0.0%	0.0%	0.0%

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Comparable Transaction Analysis. vFinance examined a number of merger/purchase transactions within the Consumer Goods and Products sector by both operating companies and private equity firms to examine the multiples being paid.

							Lander Co.

Valuation Comparisons of Recent Transactions

Buyer	Target	Date of Transaction	Transaction Value (‘000)	Target Revenues (‘000)	TTM Revenue Multiple	Target EBITDA (‘000)	TTM EBITDA Multiple

Procter & Gamble Co.	The Gillette Co.	27-Jan-05	$57,000,000	$9,991,000	5.71x	$2,965,000	19.22x
Kelso & Company	Del Laboratories, Inc.	27-Jan-05	$480,000	$408,300	1.18x	$49,900	9.62x
Onex Partners	Cosmetic Essence, Inc.	01-Jan-05	$245,000	$206,000	1.32x	$30,000	9.07x
Prestige Brands, Inc.	Vetco, Inc.	07-Oct-04	$50,649	$14,500	3.49x	$5,600	9.04x
Harvest Partners	Evenflo Co.	01-Jul-04	$-	$300,000	n.m.	n.a.	n.m.
Colgate-Palmolive	GABA International	01-Jun-04	$630,000	$300,000	2.10x	n.a.	n.m.
Church & Dwight	Armkel	28-May-04	$254,000	$410,694	1.24x	$106,608	4.77x
Berkshire Partners	MD Beauty	05-May-04	$225,000	$100,000	2.25x	n.a.	n.m.
Prestige Brands, Inc.	Bonita Bay Holdings	06-Apr-04	$210,000	$140,000	1.50x	$32,564	6.45x
Henkel	Dial	29-Mar-04	$2,825,719	$1,344,858	2.10x	$280,105	10.09x
Prestige Brands, Inc.	The Spic and Span Company	05-Mar-04	$30,268	$20,173	1.50x	$79	n.m.
Prestige Brands, Inc.	Medtech and Denorex	06-Feb-04	$244,270	$69,059	3.54x	$8,575	28.49x
GTCR Golder Rauner	Prestige Brands International	01-Feb-04	$550,000	$271,280	2.03x	$60,000	9.17x
Church & Dwight	Unilever Oral Care	20-Oct-03	$116,000	$134,964	0.86x	$42,046	2.76x
Tchibo Holding AG	Beiersdorf AG	17-Oct-03	$5,400,000	$4,200,000	3.21x	n.a.	n.m.
Clearlight Partners	BLI Holdings Corp.	`	$100,000	$100,000	1.00x	n.a.	n.m.
Procter & Gamble Co.	Wella AG	10-Sep-03	$5,090,000	$3,486,301	1.46x	n.a.	n.m.
Procter & Gamble Co.	Clairol	16-Nov-01	$4,600,000	$1,600,000	2.88x	$287,500	16.00x
L’Oreal SA	Matrix Essentials	01-Apr-00	$600,000	n.a.	n.m.	$54,545	11.00x

High	5.71x	High	28.49x
Mean	2.20x	Mean	11.31x
Low	0.86x	Low	2.76x

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While all valuation methodologies received equal weight in vFinance’s valuation, vFinance tends to favor transaction-oriented multiples as more indicative of the true multiple to be assigned. As indicated earlier in the analysis, there were no discernible trends in the multiples assigned by the marketplace to either the larger or smaller companies competing within the sector, and the transaction multiple ranges continue to bear this out. The mean multiple of transaction price to revenue multiple is approximately 2.2x revenue, and the mean of EBITDA multiples is 11.3x EBITDA. Applying these multiples to Lander’s operating statistics yields a range of $87.2 million to $579.1 million, with a mean of $223.0 million, on the purchase price to revenue multiple. Examining the purchase price to EBITDA multiples yields a range of $35.3 million to $364.6 million, with a mean of $144.7 million.

Conclusion. The average amounts derived from these methodologies range from approximately $75.3 million to $493.4 million, with a mean value of $169.7 million. Based on these figures and the above-referenced analyses, vFinance rendered its opinion that, as of the date of the Fairness Opinion, and based upon and subject to the assumptions, limitations and qualifications set forth above and in the Fairness Opinion, that the consideration to be paid in the Merger was fair, from a financial point of view, to Cenuco’s stockholders.

This summary does not purport to be a complete description of the analyses or data presented by vFinance. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. vFinance believes that one must consider the Fairness Opinion, this summary and its analyses as a whole. Selecting portions of this summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinion. In arriving at its opinion, vFinance considered the results of all of the analyses as a whole. No single factor or analysis was determinative of vFinance’s fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. vFinance based the analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions that impact the companies’ growth rates, labor costs and price competition and industry-specific factors. This summary sets forth under the description of each analysis the other principal assumptions upon which vFinance based that analysis. vFinance’s analyses are not necessarily indicative of actual values or actual future results that either company or the combined company might achieve, which values may be higher or lower than those indicated. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, these forecasts and analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Therefore, none of Cenuco, Hermes, vFinance or any other person assumes responsibility if future results are materially different from those forecasted. Moreover, vFinance’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

As a part of its investment banking business, vFinance and its affiliates are continually engaged in the valuation of businesses and their securities for mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Cenuco selected vFinance to deliver a fairness opinion to Cenuco’s Board of Directors on the basis of its experience and familiarity with Cenuco and Lander.

For delivering its opinion, Cenuco paid vFinance a fee of approximately $35,500. In addition, Cenuco also agreed to reimburse vFinance for the reasonable fees and disbursements of counsel incurred in connection with delivering its opinion, and will indemnify vFinance against various liabilities, including liabilities arising under the federal securities laws.

vFinance and its affiliates provide commercial banking, investment banking and asset management services to Cenuco for which they receive customary fees. In the ordinary course of their businesses, vFinance and its affiliates may actively trade the equity securities of Cenuco for their own accounts or for the accounts of customers. Accordingly, they may hold long and/or short positions in those securities at any given time.

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What Stockholders and Members Received in the Merger

Cenuco Stockholders

Shares of common stock held by Cenuco’s stockholders immediately prior to the Merger continued to remain outstanding after the Merger and represented an equal number of shares of common stock of the combined company.

Hermes Members

As a result of the Merger, the Hermes Members received in exchange for their membership interests in Hermes, an aggregate of 2,553.6746 shares of Cenuco’s Series A Preferred Stock, representing 65% of the combined outstanding voting power of all classes of Cenuco’s capital stock immediately following the Merger, assuming conversion to common stock.

Material Terms of the Merger and Merger Agreement

The following summary of the Merger and the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, which is incorporated by reference to applicable exhibits filed with the SEC on Current Reports on Form 8-K dated March 16, 2005 and May 10, 2005. However, it should be noted that there may be risks for investors associated with relying on representations, warranties, covenants, and agreements contained in the Merger Agreement. The representations and warranties in the Merger Agreement may be qualified by disclosure schedules that have not been filed with the SEC, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, or may represent an allocation of risk as between the parties as part of the transaction reflected in the Merger Agreement. Moreover, the representations and warranties may have become incorrect after the date of the Merger Agreement, and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the Merger Agreement are solely for the benefit of Cenuco and Hermes, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Shares of Stock Issued/ Issuable in Connection with the Merger

In connection with the Merger consummated on May 20, 2005, each one percent (1%) interest in Hermes outstanding immediately prior to the effective time of the Merger was converted into 25.536746 shares of Series A Preferred Stock. Accordingly, we issued 2,553.6746 shares of our Series A Preferred Stock to the Hermes Members in return for their equity interests in Hermes. This represents 65% of the combined outstanding voting power of all classes of Cenuco capital stock. If the issuance of common stock upon conversion of the Series A Preferred Stock is approved by our stockholders at the Meeting (Proposal One), then each share of Series A Preferred Stock will be automatically converted into a number of shares of common stock (the “Exchange Ratio”) that in the aggregate represents 65% of the outstanding shares of common stock as of the date of conversion. Based upon the 13,882,056 shares of common stock outstanding as of the record date for the Meeting, the Exchange Ratio would be 10,095.87.

No fractional shares of our common stock will be issued. Instead, cash adjustments will be paid to the Hermes Members with respect to any fractional share of our common stock that would otherwise be issuable. We did not issue shares of our Series A Preferred Stock to any Hermes Member until we received a written instrument from such owner reflecting the surrender of such owner’s interests in Hermes.

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The number of shares of our common stock to be issued in connection with the conversion is subject to increase if certain anti-dilution rights are triggered. In the event that, prior to the conversion of the Series A Preferred Stock, we declare or effect a stock split, reverse stock split, stock dividend or stock distribution, reorganization, recapitalization, reclassification or similar event, the Exchange Ratio shall be adjusted to fully reflect the effect of such events.

In addition, in the event that, prior to the conversion of the Series A Preferred Stock, any warrants, options or other rights to purchase our common stock that were issued and outstanding as of the effective time of the Merger are exercised, and the Company is required to issue additional shares of our common stock to the holder or holders of such rights, the Exchange Ratio shall be adjusted to reflect such issuances so that the 65% ratio is maintained.

The shares of Series A Preferred Stock were, and the shares of common stock issuable upon conversion thereof will be, issued to the Hermes Members pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. Each of the Hermes Members has represented to us that such owner will acquire the shares of stock for such owner’s own account and not with a view to, or for resale in connection with, any distribution or public offering. In addition, each owner has agreed that the shares stock to be issued in connection with the Merger will be “restricted securities” under the Securities Act and may not be transferred or resold without (i) registration under the Securities Act and compliance with applicable state securities laws, or (ii) an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Other Agreements of the Parties

The Merger Agreement obligates the Company, as promptly as practicable after the date of Merger Agreement, to prepare and file with the SEC a proxy statement covering, among other things, (a) the approval of the issuance of shares of our common stock that may be issued upon conversion of the Series A Preferred Stock, (b) the approval of an amendment to the Company’s Restated Certificate of Incorporation to change the corporate name of the Company to “Lander Co., Inc.” or another name designated by Hermes and to increase the number of authorized shares of the Company’s common stock to not less than the greater of (x) 100,000,000 shares or (y) the number of shares of common stock that may be issued upon conversion of the Series A Preferred Stock plus any other shares of common stock that may be issued pursuant to the plan of merger, (c) the approval of the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen and (d) such other matters as are appropriate and necessary to consummate the transactions contemplated by the Merger Agreement. In connection with the proxy statement, the Company is further obligated to respond to any comments of the SEC and use its reasonable best efforts to have the proxy statement cleared by the SEC as promptly as practicable after such filing and to cause the proxy statement to be mailed to the Company’s stockholders at the earliest practicable time.

The Merger Agreement prohibits Hermes, from and after the effective time of the Merger and prior to the earlier of (x) December 31, 2005 and (y) the date the Series A Preferred Stock is converted to common stock, from causing the Company, by acting through the Company’s Board of Directors or otherwise, to: (i) declare any dividends or distributions on any capital stock of the Company prior to March 31, 2006, (ii) cause any default or breach under the terms of the certificate of designation of the Series A Preferred Stock; (iii) cause the liquidation (voluntary or otherwise), dissolution or winding up of the Company; (iv) enter into any consolidation, merger, combination or other similar transaction in which issued and outstanding shares of the Company’s common stock are exchanged for or changed into other stock or securities, cash and/or any other property; or (v) otherwise alter or change in any material respect the powers, preferences or special rights of the Series A Preferred Stock.

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The Company and Hermes agreed to work together in good faith and use their respective reasonable best efforts to (a) list the shares of common stock issued to the Hermes Members in connection with the Merger (if any), and the shares of common stock issuable upon conversion of the Series A Preferred Stock shares, on the American Stock Exchange, subject to official notice of issuance, and (b) maintain the listing of the Company’s common stock on the American Stock Exchange for so long as the Board of Directors shall determine in its good faith business judgment that it is in the best interests of the Company and its stockholders to maintain such listing.

The Merger Agreement provides that three of the four directors of Cenuco, and each of the directors and officers of Hermes Holding Company, Inc., would resign at the effective time of the Merger. The three directors of Cenuco who resigned were Steven M. Bettinger, Andrew Lockwood and Jack Phelan. Robert Picow, a then currently serving Cenuco director, continued to serve as a director. Following the Merger, Mr. Picow appointed three new directors, Joseph A. Falsetti, Kenneth D. Taylor and Edward J. Doyle, all of whom were designees of Hermes, to fill the newly created vacancies. The four directors then appointed a fifth director, Francis Ziegler, to the Board. Steven M. Bettinger, the previous Chief Executive Officer and President of Cenuco, Jordan Serlin, the previous Chief Operating Officer of Cenuco, and Adam Wasserman, the previous Chief Financial Officer of Cenuco, also resigned their positions at the effective time of the Merger. Following the Merger, Mr. Bettinger now serves as Vice President of Corporate Development and Investor Relations of the Company, and Messrs. Picow, Serlin and Wasserman are officers of the Company’s wireless technology subsidiary, positions they also held immediately prior to the Merger. Joseph A. Falsetti was appointed as the new President and Chief Executive Officer of the Company, Brian J. Geiger was appointed as the new Chief Financial Officer of the Company, William B. Acheson was appointed as the new Vice President of Global Sales, and Franco Pettinato was appointed as the new Senior Vice President of Production. For information relating to these new directors and the officers, see the section of this proxy statement entitled, “Board of Directors of the Combined Company; Management.”

The parties to the Merger Agreement also agreed, as conditions to the consummation of the Merger, to enter into voting agreements, employment agreements and indemnification agreements with certain executives and stockholders of the Company, the terms of which are described elsewhere in this proxy statement in the sections entitled, “Material Terms of the Voting Agreements, and “Board of Directors of the Combined Company; Management – Employment and Indemnification Agreements.”

Material Terms of the Voting Agreements

In connection with the Merger Agreement, Steven Bettinger, currently Vice President of Corporate Development and Investor Relations, and our former President and Chief Executive Officer and director, entered into a voting agreement with Hermes on March 16, 2005, which agreement was amended on May 10, 2005. Pursuant to the terms of the voting agreement, Mr. Bettinger has agreed to vote the shares of common stock beneficially owned by him, representing approximately 27.5% of the outstanding shares of common stock on the record date, at the Meeting in favor of approving the transactions contemplated by the Merger Agreement, including, without limitation:

•

the charter amendment proposals providing for amendments to the Company’s Restated Certificate of Incorporation, to change the name of the combined company to “Lander Co., Inc.” or such other name designated by Hermes and to increase the number of authorized shares of our common stock (Proposal Five); and

•

the proposals regarding the issuance of shares of common stock upon conversion of the Series A Preferred Stock and the charter amendment increasing the authorized capital stock to permit such issuance (Proposals One and Two).

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In addition to Mr. Bettinger, certain other stockholders of Cenuco, owning an aggregate of 3,415,602 shares of common stock (representing approximately 24.6% of the outstanding shares of our common stock on the record date), entered into voting agreements to the same effect. Because the stockholders of the Company who have agreed to vote their shares in favor of the Proposals One and Two hold approximately 52.0% of the outstanding shares of common stock entitled to vote on these proposals, their vote in favor of Proposals One and Two will be sufficient to approve these proposals without the vote of any other stockholder of the Company.

Mr. Bettinger and the other stockholders granted Hermes, and any individual designated by Hermes, an irrevocable proxy to vote their beneficially owned shares of our common stock at the Meeting in favor of the proposals relating to the Merger Agreement and the transactions contemplated thereby. Mr. Bettinger and the other stockholders also agreed to use their best efforts to encourage other stockholders of the Company to vote to approve the transactions contemplated thereby.

The voting agreements further:

•	prohibit Mr. Bettinger and the other stockholders from selling or transferring the shares of Cenuco common stock beneficially owned by them other than in certain permitted circumstances;
•	contain customary representations regarding the beneficial ownership of our common stock by Mr. Bettinger and such stockholder; and
•

will terminate upon the earlier of December 31, 2006 or the day following the stockholder meeting to consider the proposals contemplated by the Merger Agreement (unless terminated earlier by mutual consent of the parties).

Other Related Agreements

In consideration for introducing Cenuco to Hermes, the Company and Hermes have paid Tuyen Do an aggregate success fee of $375,000 and warrants to purchase 500,000 shares of the Company’s common stock, at an exercise price of $6.00 per share, which are immediately exercisable and will expire after five years. The success fee is the sole compensation for Mr. Do’s services in connection with the Merger. The companies also agreed to indemnify Mr. Do from any and all losses, damages or claims incurred in connection with the Merger.

Mr. Do previously served as a member of our Board of Directors until his resignation in September 2004.

Interests of Officers and Directors of Cenuco in the Merger-Related Proposals

When our stockholders consider the Board of Directors’ recommendation that our stockholders vote in favor of the proposals relating to Merger, namely the issuance of common stock upon conversion Series A Preferred Stock and the increase in the Company’s authorized capital stock to permit such issuance (Proposals One and Two), our stockholders should be aware that a number of our officers and directors may have interests in the proposals that may be different from, or in addition to, theirs. See “Board of Directors of Combined Company; Management – Employment and Indemnification Agreements.”

Accounting Treatment of the Merger

The Merger was treated as a reverse acquisition using the purchase method of accounting, with Hermes being treated as the acquirer for accounting purposes. Accordingly, the total purchase cost will be

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allocated to the tangible and intangible assets acquired and liabilities assumed of Cenuco based on their respective fair values in accordance with SEC interpretations of accounting for reverse acquisitions. Fair value will be determined by the fair value of our outstanding shares of our common stock.

Certain Federal Income Tax Consequences

The Merger is intended to qualify as a tax-free reorganization for the Company and its stockholders. We do not anticipate that the Merger will have any material tax implication to the Company.

No Appraisal Rights

Under Delaware law, stockholders were not entitled to the opportunity to dissent from the actions described in this proxy statement or to receive an agreed or judicially appraised value for their shares.

BOARD OF DIRECTORS OF COMBINED COMPANY; MANAGEMENT

Management of the Combined Company

As a result of the Merger, certain of our officers resigned from their positions prior to the Merger, but retained their positions as officers of the Company’s Florida subsidiary, through which the Company is engaged in the wireless data products and technology business.

In addition, the following persons are now principal members of our management team: Joseph A. Falsetti, formerly Chief Executive Officer of Lander and formerly with Unisys, is our President and Chief Executive Officer; Brian J. Geiger, formerly Chief Financial Officer of Lander and formerly with Johnson & Johnson, is our Chief Financial Officer; William B. Acheson is our new Vice President of Global Sales; Franco Pettinato is our new Senior Vice President of Production; and Elizabeth Houlihan is our new Vice President of Marketing.

Mr. Falsetti has served as Chairman and Chief Executive Officer of Lander Co., Inc. since June 13, 2004. Mr. Falsetti co-founded and was Chairman and Chief Executive Officer of eGames, a consumer product entertainment company. Mr. Falsetti founded and was President and CEO of Galaxy Software, where he developed several leading brands including Picture It™, which was sold to Microsoft Corporation. Prior to that position, he was a Director with Unisys Corporation. Mr. Falsetti is an engineering graduate of the College of New Jersey.

Mr. Geiger has served as Executive Vice President, Finance, and Chief Financial Officer of Lander Co., Inc. since March 1, 2005. He has thirty-five years of broad-based financial and general business experience with major divisions of Johnson and Johnson, a $20 billion global diversified health care corporation, and with an $800 million privately owned, diversified holding company investing in both publicly and privately held corporations. Mr. Geiger currently serves on the board of directors of Immunicon Corporation, a publicly traded medical diagnostics company, and Opinion Research Corporation, a publicly traded market research company.

Mr. Acheson has served as Vice President, Global Sales of Lander Co., Inc. since June 13, 2003. From 1997 until joining Lander Co., Inc., he was Vice President of Business Development for eGames. Prior to eGames, Mr. Acheson served as Senior Vice President, Mass Cosmetics Division at Revlon, Inc.

Mr. Pettinato has served as Senior Vice President of Operations for Lander Co, Inc. since June 13, 2003. Mr. Pettinato has been a Senior Executive, consultant and entrepreneur in diverse industries for

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over 18 years. Previously, he served as Vice President of Delivery at Vis.align LLC, leading operations for the $60 million, northeast-based information technology consulting company. He holds a B.S. in Mechanical Engineering from Temple University and an MBA in International Business from Saint Joseph’s University.

Ms. Houlihan has served as Vice President, Marketing of Lander Co, Inc. since December 5, 2005. Ms. Houlihan has over 15 years marketing experience in the personal products sector and previously held senior marketing positions in Church & Dwight and in a privately owned $800 million global direct marketing company concentrating in nutritional supplements, laundry and household, cosmetics and personal care products.

Employment and Indemnification Agreements

Bettinger Employment Agreement

As a condition to consummating the Merger, any and all existing employment agreements (written and oral) with Steven Bettinger, our former President and Chief Executive Officer, were terminated. On May 20, 2005, the effective date of the Merger, the Company and Steven Bettinger entered into an employment agreement (the “Bettinger Employment Agreement”) for Mr. Bettinger to act as the newly appointed Vice President of Corporate Development and Investor Relations of the Company for a three year period ending May 19, 2008. Mr. Bettinger will receive an annual base salary of $250,000 and will be eligible to participate in or receive benefits under any employee benefit plans generally made available to similarly situated executives. In addition, Mr. Bettinger will be eligible to receive options to purchase shares of the Company’s common stock at the sole discretion of the Board of Directors or the Compensation Committee of the Board of Directors. The Bettinger Employment Agreement provides for payment to Mr. Bettinger of an amount equal to the base salary that would have been paid during the remaining term of the Bettinger Employment Agreement, payable in equal monthly installments over the remaining term, and continuation for the remaining term of all health benefit plans, programs or arrangements if the Company terminates Mr. Bettinger’s employment other than for Cause (as defined in the Bettinger Employment Agreement) or if Mr. Bettinger terminates his employment at any time within six months following a Change in Control (as defined in the Bettinger Employment Agreement) because of a change in his duties inconsistent with his position, reporting, responsibilities, titles or offices prior to the Change in Control, a reduction in his base salary, the failure of the Company to maintain Mr. Bettinger’s participation in its benefit plans, the failure to provide Mr. Bettinger with appropriate adjustments to compensation and relocation allowance in the event he is required to relocate or the failure of the Company to honor its obligations under the Bettinger Employment Agreement. During the period that any such severance benefits are being paid, Mr. Bettinger is prohibited from engaging in any business that competes with the business of the Company and for a period of one year after such severance benefit payments cease or two years after the date of termination, whichever is later, Mr. Bettinger may not, within 75 miles of any operating location of the Company, engage in any business that is competitive with the Company’s business. A copy of the Bettinger Employment Agreement was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K/A dated May 20, 2005. The foregoing description of the Bettinger Employment Agreement is qualified in its entirety by reference to the full text of the Bettinger Employment Agreement.

Falsetti Employment Agreement

On May 20, 2005, the Company and Joseph Falsetti, Cenuco’s newly appointed Chairman of the Board and Chief Executive Officer, entered into an employment agreement (the “Falsetti Employment Agreement”) for a three-year period ending May 19, 2008, subject to automatic renewal for an additional three-year term unless terminated by the Company or Mr. Falsetti upon 90-days’ prior written notice.

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Mr. Falsetti will receive an annual base salary of $450,000 and will be eligible to participate in or receive benefits under any employee benefit plans generally made available to similarly situated executives. In addition, Mr. Falsetti will be eligible to receive options to purchase shares of the Company’s common stock at the sole discretion of the Board of Directors or the Compensation Committee of the Board of Directors. The Falsetti Employment Agreement provides for payment to Mr. Falsetti of an amount equal to two times his base salary, payable in twenty four equal payments, the immediate vesting of all benefits, awards and grants and continuation for one year of all health benefit plans, programs or arrangements if the Company terminates Mr. Falsetti’s employment other than for Cause (as defined in the Falsetti Employment Agreement) or if Mr. Falsetti terminates his employment at any time within six months following a Change in Control (as defined in the Falsetti Employment Agreement) because of a change in his duties inconsistent with his position, reporting, responsibilities, titles or offices prior to the Change in Control, a reduction in his base salary, the failure of the Company to maintain Mr. Falsetti’s participation in its benefit plans, the failure to provide Mr. Falsetti with appropriate adjustments to compensation and relocation allowance in the event he is required to relocate or the failure of the Company to honor its obligations under the Falsetti Employment Agreement. During the period that any such severance benefits are being paid, Mr. Falsetti is prohibited from engaging in any business that competes with the business of the Company and for a period of one year after such severance benefit payments cease or two years after the date of termination, whichever is later, Mr. Falsetti may not, within 75 miles of any operating location of the Company, engage in any business that is competitive with the Company’s business. A copy of the Falsetti Employment Agreement was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K/A dated May 20, 2005. The foregoing description of the Falsetti Employment Agreement is qualified in its entirety by reference to the full text of the Falsetti Employment Agreement.

Indemnification Agreements

As a condition to consummation of the Merger, the Company entered into indemnification agreements (the “Indemnification Agreements”) on May 20, 2005, with each of Messrs. Edward J. Doyle, Joseph A. Falsetti, Robert Picow, Kenneth D. Taylor and Francis Ziegler, the directors of the Company following the completion of the Merger. The Indemnification Agreements provide, among other things, that the Company will indemnify and hold harmless each of the directors to the fullest extent not prohibited by applicable law and will advance expenses incurred by each of the directors provided that such director undertakes in writing to repay any such advances in the event that it is ultimately determined that such director is not entitled to indemnification. A copy of the form of Indemnification Agreement was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K/A dated May 20, 2005. The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement.

Changes to the Board of Directors

The completion of the Merger was further conditioned upon Steven Bettinger, Andrew Lockwood and Jack Phelan resigning from of our Board of Directors on the closing date under the Merger Agreement with Robert Picow as the sole remaining director. In accordance with the Merger Agreement, Hermes designated four persons, Kenneth D. Taylor, Edward J. Doyle, Joseph A. Falsetti and Francis Zeigler, and such designees were elected to our Board of Directors.

Mr. Taylor has served as Chairman of Taylor & Ryan, Inc. since 1991. Prior to joining Taylor & Ryan, Inc., Mr. Taylor served as a diplomat in the Canadian Foreign Service and resigned from that post in 1984. Mr. Taylor presently serves as a director of Hydro One, Devine Entertainment Corp. and SkyLink Aviations, Ltd., all of which are located in Toronto, Canada.

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Mr. Doyle has served as the sole proprietor of Zephyr Ventures LLC since 2003 and managing director of The Hermes Group LLC since 2002. From 1999 to 2002, Mr. Doyle served as managing principal of Hamilton Capital Group LLC. From 1981 unto 1996, he served as Divisional Vice President of Mars Incorporated.

Mr. Ziegler retired in April 2004 from his position as President and Chief Executive Officer of Claneil Enterprises, Inc., a privately-owned holding company that was a prior owner of Lander. He joined Claneil in 1993 after thirty years as an operations and marketing executive with Johnson & Johnson. During his career with Johnson & Johnson, he served as President of five subsidiary companies. Mr. Ziegler presently serves as a director of S&H Green Points, Inc. and Rinaldi Enterprises.

PROPOSAL ONE:

APPROVAL OF THE ISSUANCE OF UP TO 30,712,069 SHARES OF COMMON STOCK

ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK OR OTHERWISE IN CONNECTION WITH THE MERGER

General

Our common stock is listed on the American Stock Exchange. The American Stock Exchange has established rules of corporate governance that must be followed by all issuers whose securities are listed on the American Stock Exchange. Under these rules, we are required to obtain stockholder approval prior to listing any additional shares to be issued as sole or partial consideration for an acquisition of the stock or assets of another company where the present or potential issuance of our common stock, or securities convertible into our common stock, could result in an increase in our outstanding common stock of 20% or more. In applying these rules, the American Stock Exchange considers all relevant factors, including the proportionate amount of the securities to be issued, changes in ownership or management, the size of the companies and the nature of the businesses. In addition, the rules of the American Stock Exchange require stockholder approval as a prerequisite to approval of applications to list additional shares to be issued in connection with any plan of acquisition, merger or consolidation, the net effect of which is that a listed company is acquired by an unlisted company even though the listed company is the nominal survivor in the transaction.

Stockholder Approval Required

Under the Merger Agreement, we have issued to the Hermes Members shares of Series A Preferred Stock that have the voting power representing 65% of the votes that may be cast by the holders of our capital stock outstanding immediately following the Merger. As of the record date, there were 13,882,056 shares of our common stock issued and outstanding. If our stockholders adopt and approve this proposal and the charter amendment proposal increasing the amount of authorized capital stock (Proposal Two), we will issue 25,781,567 shares of our common stock, subject to adjustment in the event of the exercise of options or warrants outstanding as of the date of the Merger, to the Hermes Members exchange for the Series A Preferred Stock they currently hold, which will represent 65% of the outstanding shares of our common stock. Accordingly, if this proposal and Proposal Two are approved, we would then have 39,663,623 shares of our common stock outstanding, which would represent an increase of approximately 286% of our currently outstanding shares of common stock. If all options and warrants that were outstanding as of the date of the Merger were exercised, we would issue an aggregate of 30,712,069 shares of our common stock to the Hermes Members.

Because the issuance of shares of our common stock in connection with the Merger will exceed 20% of our currently outstanding shares, and because the Merger may be deemed to be the acquisition of a listed company (Cenuco) by an unlisted company (Hermes), we are required to seek stockholder

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approval of the issuance of our common stock before we can issue those shares. Accordingly, we are requesting that our stockholders approve the issuance by the Company of up to 30,712,069 shares of our common stock, representing (on a fully diluted basis, excluding warrants to acquire 500,000 shares of our common stock issued subsequent to the Merger) 65% of the shares of our common stock to be outstanding after the issuance, in accordance with the terms of the Merger Agreement.

Interdependence of Proposals

While this proposal is being listed separately for purposes of voting, this proposal and Proposal Two are interdependent. Accordingly, if the proposal to amend the Company’s Restated Certificate of Incorporation to increase the authorized capital stock to permit the conversion of the Series A Preferred Stock (Proposal Two) is not approved by our stockholders, then this proposal to issue the shares upon conversion of the Series A Preferred Stock will also not be approved, even if this proposal is approved by the requisite vote of our stockholders.

The Board of Directors recommends voting “FOR” Proposal One.

PROPOSAL TWO:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000 SHARES TO PERMIT THE CONVERSION OF THE SERIES A PREFERRED STOCK TO COMMON STOCK

Increase in Authorized Capital Stock

The Company’s Restated Certificate of Incorporation currently authorizes 25,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of [January 23], 2006, the record date for the Meeting: (i) there were 13,882,056 shares of our common stock issued and outstanding; (ii) 3,155,212 shares of our common stock were reserved for issuance pursuant to stock option plans and stock option agreements and warrants; and (iii) there were 2,553.6746 shares of preferred stock issued and outstanding. Therefore, as of the record date, there were approximately 7,962,732 shares of authorized common stock available for future issuance. In order to permit the issuance of up to the 30,712,069 shares of common stock proposed to be issued upon conversion of the Series A Preferred Stock and thereafter to the Hermes Members, and as a condition of the Merger Agreement, the Board of Directors approved, and submits for stockholder approval, an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000, with no increase in the 1,000,000 authorized shares of preferred stock.

In addition to the shares of our capital stock that we need to issue in connection with the Merger, including the proposed conversion of the Series A Preferred Stock, our Board of Directors believes that it is in our best interests that we have the flexibility to issue additional shares of our common stock as needs may arise without further stockholder action, unless required by applicable law, regulation, listing requirements or the Company’s charter. We seek to provide this flexibility through management of our authorized shares of capital stock.

Except for the shares of our preferred stock and common stock to be issued in connection with the Merger and the financing transaction described below under the heading, “The Financing Transaction,” and except for currently outstanding employee stock options and warrants, we currently have no agreements, understandings, or plans for the issuance or use of the additional shares of our preferred stock or common stock proposed to be authorized. The availability of the additional shares of our common stock will enhance our flexibility in connection with possible future actions, such as

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corporate mergers, acquisitions of businesses, property or securities, stock dividends, stock splits, financings and other corporate purposes. Our Board of Directors will decide whether, when and on what terms the issuance of shares of our capital stock may be appropriate in connection with any of the foregoing purposes, without the expense and delay of a special meeting of stockholders. All newly authorized shares of our common stock would have the same rights as the currently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Holders of our common stock do not have preemptive rights to purchase additional shares of our common stock and are not entitled to cumulative voting for the election of our Board of Directors.

Dilutive Effect of Additional Common Stock

Any future issuance of our capital stock could have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Generally, the American Stock Exchange limits the amount of shares we can issue without stockholder approval in transactions other than public offerings. However, through public or private offerings, our Board of Directors would have the ability to issue shares of our common stock authorized under our Restated Certificate of Incorporation, which could have a further dilutive effect.

Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital.

Possible Anti-Takeover Effects

The proposed increase in our authorized capital stock could be construed as having anti-takeover effects. The availability of a significant amount of authorized but unissued shares of our common stock could be used by our Board of Directors to make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Consequently, our Board of Directors could use these additional shares of our common stock to create voting or other impediments or to discourage persons seeking to gain control of us. Such shares of our common stock also could be privately placed with purchasers favorable to our Board of Directors in opposing such action. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares of our common stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of us should our Board of Directors consider the action of such entity or person not to be in the best interest of our stockholders.

In addition, the Company’s current Restated Certificate of Incorporation provides our Board of Directors with the authority to issue preferred stock and to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of the Company, discourage bids for the common stock at a premium over the market price, and adversely affect the market price and the voting and other rights of the holders of our common stock.

Interdependence of Proposals

While this proposal is listed separately for purposes of voting, this proposal and Proposal One are interdependent. Accordingly, if this proposal to amend the Company’s Restated Certificate of Incorporation to increase the authorized capital stock to permit the conversion of the Series A Preferred

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Stock is not approved by our stockholders, then the proposal to issue the shares upon conversion of the Series A Preferred Stock (Proposal One) will also not be approved, even if Proposal One is approved by the requisite vote of our stockholders.

The Board of Directors recommends voting “FOR” Proposal Two.

THE FINANCING TRANSACTION

Background

The Company entered into agreements, dated October 10, 2005 and amended on November 15, 2005, for debt and equity financing with Prencen, LLC and Highgate House Funds, Ltd. to include: (i) $11 million from the sale of shares of participating preferred stock, convertible (subject to certain restrictions) into an aggregate of 3,150,652 shares of common stock, along with the issuance of warrants to acquire an aggregate of 945,195 shares of common stock; and (ii) $69 million from the issuance of five-year secured debentures, convertible at any time into common stock at 95% of the then current market price (as defined), along with the issuance of warrants to acquire an aggregate of 1,939,508 shares of common stock. The debt and equity financing, and the transactions contemplated thereby, are referred to in this proxy statement as the “Financing.” In addition, the Company entered into an agreement with The Stanford Group Company to act as our financial advisor in connection with the financing transactions, which provides for the issuance of five-year warrants to purchase an aggregate of 690,247 shares of common stock.

Terms of the Financing

Secured Convertible Debentures

We entered into agreements with Highgate House Funds, Ltd. and Prencen, LLC (together, the “Investors”), dated October 10, 2005, and amended on November 15, 2005, which govern the establishment of a $69 million secured loan (the “Secured Loan”). The term of the Secured Loan is five years and has an interest rate of twelve percent (12%) per year. Under the Secured Loan, the Investors will receive $69 million of secured debentures, convertible into shares of the Company’s common stock. The Company will also issue to the Investors warrants to purchase an aggregate of 1,939,508 shares of our common stock, exercisable for a period of five years. The warrants have an exercise price of $4.56 for 1,052,631 shares, and $3.92 for 886,877 shares. The Company is obligated to reserve sufficient authorized but unissued common stock for the exercise of the warrants and conversion of the debentures to common stock. The Secured Loan will be secured by a perfected, first priority security interest in all of the Company’s tangible and intangible assets.

The Investors may, at their sole discretion, convert any or all of the then outstanding principal amount of the debentures, plus accrued and unpaid interest, to common stock at a per share conversion price equal to 95% of the lowest closing bid price of our common stock for the 45 trading days preceding the date of conversion (the “Conversion Price”), or 20% of the Conversion Price in the event of a default. However, the right of the Investors to convert their secured debentures into common stock is subject to a conversion limitation, waivable by any Investor on 65 days advance notice, such that no Investor would be entitled to convert its secured debentures to the extent such conversion would result in the Investor beneficially owning more than 5% of the outstanding shares of common stock of the Company. This conversion limitation does not apply to any forced or automatic conversion of the secured debentures. Upon three days prior written notice, we have the right to redeem any or all of the outstanding debentures at one hundred and twenty percent (120%) of the face value of the redeemed debentures plus any accrued and unpaid interest.

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No later than January 13, 2005, we are obligated to file a registration statement with the SEC covering the shares of common stock necessary to convert the debentures to common stock (initially estimated to be 72,631,578 shares based upon an assumed conversion price of $0.95 per share), and the 1,939,508 shares of common stock underlying the warrants. We are also obligated to use our best efforts to ensure that the registration statement is declared effective within 120 calendar days of filing with the SEC. If the registration statement is not filed or declared effective within the prescribed time periods, or the registration statement is otherwise unavailable for specified reasons, the Company must pay, as liquidated damages and not as a penalty, to the holder of the registrable securities, a cash amount equal to two percent (2%) per month of the unpaid principal amount of the outstanding debentures until the registration statement is filed or declared effective.

The Secured Loan is subject to obtaining stockholder approval of the issuance of common stock under the Secured Loan. The Secured Loan transaction is expected to close within five days of stockholder approval. Upon completion of the Financing, Yorkville Advisors Management, LLC and Prentice Capital Management, LP (affiliates of the Investors) will receive cash compensation equal to $360,000 and $2,830,000, respectively. In addition, we have agreed to reimburse the Investors for their legal fees up to $60,000 and their due diligence expenses up to $15,000.

Series B Preferred Stock

We also entered into a separate agreement, dated October 10, 2005 and amended on November 15, 2005, with Prencen, LLC (“Prencen”) for the purchase of equity in the Company. Pursuant to this agreement, Prencen has committed to purchase 315.0652 shares of a new series of the Company’s preferred stock with rights, preferences and limitations substantially similar to the those of the outstanding Series A Junior Participating Preferred Stock, for a total purchase price of $11,000,000. The new preferred stock will be designated as “Series B Junior Participating Convertible Preferred Stock” (or, for purposes of this proxy statement, the “Series B Preferred Stock”). Each share of the Series B Preferred Stock will be convertible into ten thousand shares of common stock, provided that after a conversion, Prencen will not own more the 5% of the outstanding common stock of the Company, unless such conversion limitation is waived by Prencen upon no less than 65 days prior notice. As part of our agreement with Prencen, we will grant Precen the right to appoint one director to the Company’s Board of Directors, subject to approval by the current Board of Directors, for so long as Prencen holds $5 million or more of the Company’s securities.

We will also issue to Prencen warrants to purchase 945,195 shares of our common stock, exercisable for a period of five years. The warrants have an exercise price of $4.37 for 394,736 shares, and $3.92 for 550,459 shares.

In the event we file a registration statement with the SEC regarding our common stock, we have agreed to include the shares of common stock issuable to Prencen upon conversion of the Series B Preferred Stock, and the shares of common stock issuable to Prencen upon exercise of its warrants, in such registration statement. If a registration statement is not filed and effective by September 15, 2006, Prencen shall have the right, with certain exceptions and conditions, to demand registration of such shares. In addition, if the registration statement is not filed or declared effective within the prescribed time periods, or the registration statement is otherwise unavailable for specified reasons, the Company must pay, as liquidated damages and not as a penalty, to the holder of the registrable securities, a cash amount equal to two percent (2%) per month of the product of (x) the number of registrable securities which investors have requested be registered pursuant to such demand registration statement and (y) the market price of our common stock on the scheduled effective deadline. We will provide Prencen with customary “piggyback” registration rights with respect to registered offerings of the shares of the Company’s capital stock.

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At or prior to the consummation of the Financing, we will pay a due diligence fee of $40,000 to Prencen, plus reimbursement of its expenses related to the negotiation, preparation and execution of the Financing, and an origination fee of $137,500.

In order to induce Prencen to commit to purchase the Series B Preferred Stock, MarNan LLC, a current holder of Series A Preferred Stock, entered into a separate agreement to sell to Prencen an aggregate of $5,000,000 of its Series A Preferred Stock (or 2,083,333 shares of common stock upon conversion of the Series A Preferred Stock to our common stock) to Prencen at a price equivalent to $2.40 per share of our common stock.

This portion of the Financing is expected to be completed within five days of the stockholder approval of the issuance of common stock to Prencen, and is conditioned upon completion of the other portions of the Financing.

Bridge Loan

In order to provide us with the funds necessary to complete the asset acquisition described below under “–Acquisition of Certain Assets from Playtex Products, Inc.,” pay existing indebtedness in the amount of approximately $14 million, and provide us with additional liquidity through the closing date of the Financing, on November 16, 2005, we entered into an interim financing with Prencen Lending LLC and Highgate House Funds, Ltd. in the form of an $80 million bridge loan (the “Bridge Loan”). The Company is the lead borrower under the Bridge Loan, with Lander Intangibles Corporation, Hermes Acquisition Company I LLC and Lander Co., Inc. as additional borrowers (the “Borrowers”). Hermes Real Estate I LLC, Lander Co. Canada Limited, MarNan LLC and Dana Holdings LLC are guarantors (the “Guarantors”) for the Bridge Loan and Prencen serves as agent for the lenders.

The Bridge Loan bears interest at an annual rate of 5.5% above the three-month LIBOR rate for the first 90 days after the closing date of the Bridge Loan. The interest increases by 5% per annum at the end of that 90 day period. Upon the occurrence and during the continuance of an event of default, the annual rate of interest will increase by 5.5%. Interest accrues monthly, in arrears. The Bridge Loan will become due and payable 180 days after the closing date of the Bridge Loan (November 16, 2005). In addition, the Borrowers are obligated to immediately prepay the Bridge Loan from the proceeds of the Financing, as well as from the net cash proceeds of any non-ordinary course asset sales.

The borrowings under the Bridge Loan are secured by a first priority lien against all assets of the Borrowers and the Guarantors.

In consideration of MarNan LLC and Dana Holding LLC acting as Guarantors, the Company has paid to MarNan and Dana Holdings, stockholders of the Company, a guarantee fee of $800,000, in the aggregate. The Board of Directors of the Company, including the independent directors, have unanimously approved the payment of the guarantee fee.

Financial Advisors

The Stanford Group Company served as financial advisor to the Company in connection with both the Financing and the Bridge Loan. The Company paid to the Stanford Group Company a $600,000 fee at the time of the closing of the Bridge Loan. Upon closing of the Financing, the Company will pay to the Stanford Group Company a $5,500,000 fee and will issue to the Stanford Group Company five year warrants to purchase 552,632 shares of our common stock for an exercise price of $4.37 per share and 137,615 shares of our common stock for an exercise price of $3.76 per share. The Company has also agreed to reimburse the Stanford Group Company for its reasonable fees and expenses and will indemnify

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the Stanford Group Company against various liabilities, including liabilities arising under the federal securities laws.

The Hermes Group LLC also served as financial advisor to the Company in connection with the Financing, the Bridge Loan and the Asset Acquisition (described below). The Company paid to The Hermes Group LLC a $1 million fee at the time of the closing of the Bridge Loan and the Asset Acquisition (as defined below) in consideration of the financial advisory services rendered to the Company. The Hermes Group LLC is an affiliate of MarNan LLC, a stockholder of the Company. In addition, certain of the Company’ executives hold equity interests in The Hermes Group LLC. The appointment of The Hermes Group LLC to serve as financial advisor to the Company was approved by unanimous vote of the Board of Directors of the Company, including all independent directors.

Effect of Financing Arrangements on Existing Stockholders

The Financing contemplates the issuance by the Company of preferred stock, debentures convertible into common stock, and warrants to purchase our common stock. However, one of the conditions to the closing of the Financing is the approval by our stockholders of Proposals Three and Four relating to the issuance of shares of common stock upon conversion or exercise of the securities issued in connection with the Financing, and the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized capital stock. Therefore, unless and until Proposals Three and Four are approved by our stockholders, the preferred stock, convertible debentures and warrants will not be issued to the Investors or our financial advisor in connection with the Financing and the Bridge Loan. Upon approval by our stockholders of Proposals Three and Four, the Company will consummate the Financing and issue the contemplated securities, and be authorized to issue shares of our common stock upon conversion or exercise of these securities. Conversion or exercise of these securities to common stock will result in a dilution in the percentage of the ownership interests of our existing stockholders.

Immediately prior to the consummation of the Financing, the Board of Directors of the Company will, pursuant to its authority under the Company’s Restated Certificate of Incorporation to issue preferred stock, authorize and create a new series of the Company’s preferred stock, designated as the Series B Junior Participating Convertible Preferred Stock, with rights, preferences, and limitations substantially similar (other than the conversion rights) to those of the Series A Preferred Stock. Such Series B Preferred Stock will be issued to certain of the Investors along with the convertible debentures and warrants being purchased by the Investors in the Financing and the warrants being issued to our financial advisor in connection with the Financing and the Bridge Loan. The holders of the Series B Preferred Stock will be entitled to vote on all matters submitted to the stockholders of the Company and shall be entitled to a number of votes equivalent to the number of shares of common stock into which the Series B Preferred Stock is then convertible. The holders of the convertible debentures and the warrants issued in the Financing will not be entitled to any rights as a stockholder unless and until such securities are converted into common stock.

There are currently outstanding 13,882,056 shares of common stock, 2,553.6746 shares of Series A Preferred Stock and outstanding options and warrants with respect to an aggregate of 3,155,212 shares of common stock. As a consequence of the consummation of the Financing, assuming conversion of the Series A Preferred Stock and Series B Preferred Stock into common stock and the exercise of all warrants issued in connection with the Financing (including the warrants issued to our financial advisors), the Investors collectively will become the beneficial owners of 6,035,355 shares of common stock or approximately 13.2% of the outstanding voting power of the Company’s capital stock. The exact number of shares of our common stock that may be issued upon conversion of the convertible debentures will depend upon the market price of our common stock at the time of the conversion, and therefore can not be

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fully quantified at this time. However, for illustrative purposes only, if all of the convertible debentures were to be converted at $3.50, the closing price of our common stock on December 16, 2005, the Company would issue an additional 19,714,286 shares of our common stock to the Investors, who would then beneficially own in the aggregate 25,749,641 shares of common stock or 39.4% of the then outstanding shares of common stock. In addition, the number of shares issuable pursuant to the convertible debentures could be higher than these estimated amounts in the event that the market price of our common stock is less than the price used for this illustration, or in the event of our default under the convertible debentures, in which case a default conversion rate would apply. Upon the occurrence of a default under the convertible debentures, the conversion price of the convertible debentures will be decreased to 20% of the then applicable Conversion Price. This decrease in conversion price could result in the issuance of significantly more shares of common stock to the holders of the convertible debentures, resulting in the issuance of shares of our common stock at a price of just 19% of the market price or five times as many shares to such holders as would otherwise be issuable upon conversion of the convertible debentures.

Upon the exercise of all of the warrants issued to our financial advisor in connection with the Financing and the Bridge Loan, The Stanford Group Company will beneficially own 690,247 shares of common stock or 1.5% of the then outstanding shares of common stock (assuming conversion of the Series A Preferred Stock, the Series B Preferred Stock and the exercise of all warrants issued in connection with the Financing).

For further information on the potential dilutive effects of the Financing, see also the discussions in the sections entitled “–Dilutive Effect of Additional Common Stock,” and “–Possible Anti-Takeover Effects” under “Proposal Four: Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase further the number of authorized shares of common stock to 225,000,000 to permit future issuances of common stock to be issued in connection with the Financing Transaction” and the section entitled “The issuance of our common stock in connection with the merger and the financing transaction will result in substantial dilution in the current ownership of the Company’s shares” under “Risk Factors.”

Reasons for the Financing; Use of Proceeds

The proceeds of the Financing will be utilized by the Company to refinance existing debt, specifically the Bridge Loan, and for general working capital purposes. The proceeds of the Bridge Loan were used in connection with the acquisition of certain brands and related assets from Platex Products, Inc. and certain of its subsidiaries, as further described below.

Our Board of Directors determined that the Financing was desirable in order to facilitate the Asset Acquisition (as defined below) and to provide the Company with working capital. For a discussion of the Board’s reasons for the Asset Acquisition, see below under “–Reasons for the Asset Acquisition.” Because the proceeds of the Financing will not be available until the completion of various corporate and securities law requirements, including stockholder approval of the issuance of common stock to be issued or reserved for issuance under the Financing, the Board concluded that it was in the best interests of the Company to enter into the Bridge Loan with affiliates of the same parties involved in the Financing, in order to expeditiously complete the Asset Acquisition, and then pay off the Bridge Loan with the proceeds of the Financing following closing.

Acquisition of Certain Assets from Playtex Products, Inc.

On November 15, 2005, Lander, one of our operating subsidiaries, and Lander Intangibles Corporation, a newly formed indirect wholly owned subsidiary of the Company, entered into an asset

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purchase agreement with Playtex Products, Inc. and certain of its subsidiaries (collectively, “Playtex”), one of the country’s leading health and beauty care products companies, to acquire several of Playtex’s brands including, but not limited to, Baby Magic®, Binaca®, Mr. Bubble®, Ogilvie®, Tek®, Dentax®, Dorothy Gray®, Better Off® and Tussy® (“Asset Acquisition”). The Asset Acquisition also included the acquisition of certain machinery and equipment and other assets related to the acquired brands. The closing of the Asset Acquisition took place on November 16, 2005. At the closing, the Company and our subsidiaries paid to Playtex a cash purchase price of $57 million. The purchase price is subject to certain post-closing adjustments dependent upon the product inventory conveyed to the Company and our subsidiaries at closing. We used funds under the Bridge Loan in order to complete the Asset Acquisition.

For more information on the Asset Acquisition, including a copy of the asset purchase agreement entered into with Playtex, see the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2005.

Reasons for the Asset Acquisition

Playtex is one of the country’s leading health and beauty care companies. In considering the merits of the Asset Acquisition, our Board of Directors determined that the acquisition of these Playtex brands would create commercial, operational and distribution synergies with the Company’s existing manufacturing and distribution infrastructure. Our management believed that our manufacturing and distribution infrastructure had capacity for increased volume and was capable of integrating the acquired brands into our existing line of product offerings. The Playtex brands are positioned in product categories where Lander already has an established and significant “extreme value” leadership position. Management believed that combining the Playtex and Lander brands would enable us to take advantage of the trend among extreme value retailers to sell premium brand name products, and for traditional food, drug and mass market retailers to add value brands into their stores. Our Board of Directors determined that the Asset Acquisition would yield the following benefits:

•

through combining the significant product volumes of both Lander and Playtex brand products, Lander would be able to utilize Wal-Mart’s centralized warehouse distribution facilities, creating significant cost efficiencies relating to freight costs;

•

the Playtex brands being acquired presented a major opportunity for the Company to expand into new health and beauty care segments and presented an opportunity to leverage the acquired Playtex brands’ heritage and recognition into additional beauty item categories where Lander has manufacturing, marketing and distribution strengths;

•

the addition of new products and brands may enable Lander more efficiently to absorb fixed costs in its manufacturing and distribution infrastructure and would create economies of scale benefiting all aspects of its business;

•	addition of the acquired brands may create leverage to secure improved contract terms from Lander’s customers and vendors; and
•	the acquisition may strengthen Lander’s capital structure, generate additional gross revenues, increase earnings and generally improve Lander’s operating results.

Approvals Needed to Complete the Financing

We were not required to obtain the approval of any regulatory agency in order to enter into and complete the Financing or the Asset Acquisition, other than the expiration of the applicable waiting

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period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The applicable waiting period expired on October 6, 2005.

However, Section 712(b) of the American Stock Exchange Company Guide requires that our stockholders approve the issuance of more than 20% of our common stock in any acquisition of the stock or assets of another company. Because the issuance of shares of our common stock in connection with the Financing, which is being used in part to refinance the Bridge Loan used to complete the Asset Acquisition, will exceed 20% of our currently outstanding shares, we are required to seek stockholder approval before we can issue those shares. If we issue the shares of our common stock pursuant to the Financing, in the absence of stockholder approval for the issuance, our common stock could be de-listed from the American Stock Exchange.

In connection with the Financing, a change in control of our Company may occur and we would be required to re-apply our shares of common stock for initial listing with the American Stock Exchange, and to satisfy all the initial listing requirements. Section 341 of the American Stock Exchange Company Guide provides that the American Stock Exchange will apply its original listing standards to a surviving company following a plan of acquisition, merger or consolidation, the net effect of which is that a listed company is acquired by an unlisted company even though the listed company is the nominal survivor. This provision applies regardless of whether we obtain stockholder approval of the Financing. In addition, Section 713(b) of the American Stock Exchange Company Guide further provides that stockholder approval is required in the event of any such transaction as a prerequisite to approval by the American Stock Exchange of applications to list additional shares to be issued in connection with such a transaction.

PROPOSAL THREE:

APPROVAL OF THE ISSUANCE OF UP TO 79,357,180 SHARES OF COMMON STOCK

TO BE ISSUED IN CONNECTION WITH THE FINANCING TRANSACTION

General

As described in this proxy statement under the heading “The Financing Transaction – Approvals Needed to Complete the Financing,” we are required to obtain stockholder approval prior to listing any additional shares to be issued as sole or partial consideration for an acquisition of the stock or assets of another company where the present or potential issuance of our common stock, or securities convertible into our common stock, could result in an increase in our outstanding common stock of 20% or more. Because the issuance of shares of our common stock in connection with the Financing, which is being used in part to fund the Asset Acquisition, could exceed 20% of our currently outstanding shares, we are required to seek stockholder approval of the issuance of our common stock before we can issue those shares. In addition, stockholder approval is required if the Financing ultimately results in a change of control of the Company.

Accordingly, we are requesting approval of our stockholders for the following:

1) the issuance of 72,631,578 shares of common stock as a result of the conversion of the $69,000,000 secured debentures (based upon an assumed conversion price of $0.95 per share) to be issued in connection with our Secured Loan with Highgate House Funds, Ltd. and Prencen, LLC;

2) the issuance of up to 3,150,652 shares of common stock as a result of the conversion of the Series B Preferred Stock to be issued to Prencen, LLC in connection with the Financing; and

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3) the issuance of up to 3,574,950 shares of common stock upon exercise of warrants to be issued to Highgate House Funds, Ltd., Prencen, LLC, and the Stanford Group Company in connection with the Financing and the Bridge Loan.

Interdependence of Proposals

While this proposal is being listed separately for purposes of voting, this proposal and Proposal Three are interdependent. Accordingly, if the proposal to amend the Company’s charter to increase the authorized capital stock to permit the issuance of shares in connection with the Financing (Proposal Four) is not approved by our stockholders, then this proposal to issue the shares of common stock in connection with the Financing will also not be approved, even if this proposal is approved by the requisite vote of our stockholders.

The Board of Directors recommends voting “FOR” Proposal Three.

PROPOSAL FOUR:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE FURTHER THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 225,000,000 TO PERMIT FUTURE ISSUANCES OF COMMON STOCK

Increase in Authorized Capital Stock

As described in this proxy statement under the heading “Proposal Two: Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000 shares to permit the conversion of the Series A Preferred Stock to Common Stock – Increase in Authorized Capital Stock,” there are approximately 7,962,732 shares of common stock available for future issuance under the Company’s current capital authorization. If Proposal Two is approved, the number of authorized shares of the Company common stock will be increased to 100,000,000. Under this increased authorization, assuming the approval of Proposal One and the automatic conversion of the Series A Preferred Stock into common stock, there will be approximately 52,250,663 shares of common stock available for issuance. In order to permit the issuance of the 6,725,602 shares of common stock that may be issued upon conversion of the Series B Preferred Stock and exercise of the warrants proposed to be issued in connection with the Financing and any additional shares of our common stock that might be issued upon conversion of the secured convertible debentures proposed to be issued in connection with the Financing (72,631,578 shares if the conversion price was $0.95), even with the increased authorization contemplated under Proposal Two, the Company’s authorized capital stock will have to be further increased. Therefore, the Board of Directors approved on January 5, 2006, and hereby submits for stockholder approval, an amendment to the Company’s Restated Certificate of Incorporation to increase further the number of authorized shares of common stock to 225,000,000, with no increase in the number of authorized shares of preferred stock.

As previously explained in connection with Proposal Two, in addition to the shares of our capital stock that we need to issue in connection with the proposed conversion of the Series A Preferred Stock and the proposed Financing, our Board of Directors believes that it is in our best interests that we have the flexibility to issue additional shares of our common stock as needs may arise without further stockholder action unless required by applicable law, regulation, listing requirements or the Company’s charter. We seek to provide this flexibility through management of our authorized shares of capital stock.

Except for the shares of our preferred stock and common stock to be issued in connection the Merger and the Financing and presently outstanding options and warrants to acquire our common stock,

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we currently have no agreements, understandings, or plans for the issuance or use of the additional shares of our preferred stock or common stock proposed to be authorized. The availability of the additional shares of our common stock will enhance our flexibility in connection with possible future actions, such as corporate mergers, acquisitions of businesses, property or securities, stock dividends, stock splits, financings and other corporate purposes. Our Board of Directors will decide whether, when and on what terms the issuance of shares of our capital stock may be appropriate in connection with any of the foregoing purposes, without the expense and delay of a special meeting of stockholders. All newly authorized shares of our common stock would have the same rights as the currently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Holders of our common stock do not have preemptive rights to purchase additional shares of our common stock and are not entitled to cumulative voting for the election of our Board of Directors.

Dilutive Effect of Additional Common Stock

Any future issuances of our capital stock could have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Generally, the American Stock Exchange limits the amount of shares we can issue without stockholder approval in transactions other than public offerings. However, through public or private offerings, our Board of Directors would have the ability to issue shares of our common stock authorized under our Restated Certificate of Incorporation, which could have a further dilutive effect.

Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital.

Possible Anti-Takeover Effects

The proposed increase in our authorized capital stock could be construed as having anti-takeover effects. The availability of a significant amount of authorized but unissued shares of our common stock could be used by our Board of Directors to make more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. Consequently, our Board of Directors could use these additional shares of our common stock to create voting or other impediments or to discourage persons seeking to gain control of us. Such shares of our common stock also could be privately placed with purchasers favorable to our Board of Directors in opposing such action. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares of our common stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of us should our Board of Directors consider the action of such entity or person not to be in the best interest of our stockholders.

In addition, the Company’s current Restated Certificate of Incorporation provides our Board of Directors with the authority to issue preferred stock and to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for the common stock at a premium over the market price, and adversely affect the market price and the voting and other rights of the holders of our common stock.

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Interdependence of Proposals

While this proposal is listed separately for purposes of voting, this proposal and Proposal Three are interdependent. Accordingly, if this proposal to amend the Company’s charter to increase the authorized capital stock to permit the issuance of shares in connection with the Financing is not approved by our stockholders, then the proposal to issue the shares in connection with the Financing (Proposal Two) will also not be approved, even if Proposal Two is approved by the requisite vote of our stockholders.

The Board of Directors recommends voting “FOR” Proposal Four.

PROPOSAL FIVE:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME TO “ASCENDIA BRANDS, INC.”

As a result of the Merger, and as provided in the Merger Agreement, the Board of Directors has approved, and presents for stockholder approval, an amendment to the Company’s Restated Certificate of Incorporation to change the Company’s corporate name to “Ascendia Brands, Inc.” This name was selected by the Company and approved by Hermes in accordance with the terms of the Merger Agreement after consultation with an independent marketing consultant.

The Company’s current name is associated specifically with its wireless application development and technology business, which, prior to the Merger, was the only line of business that the Company engaged in. As a consequence of the Merger, the Company has two operating divisions: (i) the wireless application development and technology business conducted through our Florida subsidiary of the same name, and (ii) the health and beauty care business conducted through Lander, the former Hermes-owned companies. The Board of Directors believes that the Company’s operations and future growth will benefit from the use of a corporate name that is not linked to a specific operating division, and further believes that the name “Ascendia Brands” will create a positive market image for the combined company going forward. The Board of Directors anticipates that the wireless application development and technology division will continue to utilize the “Cenuco” name and brand, and that the “Lander” name and brand will be used in the health and beauty care division.

If approved, the amendment to change our corporate name to “Ascendia Brands, Inc.” will be effective, if at all, upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors recommends voting “FOR” Proposal Five.

PROPOSAL SIX:

APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCLUDING OTHER AMENDMENTS TO THE COMPANY’S CHARTER

A copy of the proposed Amended and Restated Certificate of Incorporation in substantially the form to be filed with the Secretary of State of Delaware, is attached hereto as Annex B, and incorporated herein by reference. We urge you to carefully read the Amended and Restated Certificate of Incorporation in its entirety.

General

In connection with the Merger Agreement, on January 5, 2006, our Board of Directors approved amendments to our Restated Certificate of Incorporation, to: (i) provide for indemnification and advancement of expenses to directors and officers of the Company to the maximum extent permitted under the General Corporation Law of the State of Delaware; (ii) provide to the maximum extent permitted under the General Corporation Law of the State of Delaware that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; (iii) permit the Board of Directors to amend the Bylaws of the Company; and (iv) make certain other changes that clarify existing provisions of the Restated Certificate of Incorporation.

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Our Board of Directors has further approved a restatement of the Company’s Restated Certificate of Incorporation to reflect the foregoing amendments, and the other amendments to the charter proposed in this proxy statement (Proposals Two, Four and Five). The Amended and Restated Certificate of Incorporation attached as Annex B reflects such amendments in bold type. If the stockholders approve these charter amendments at the Meeting, the amendments will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The following table summarizes certain significant differences between the Company’s current Restated Certificate of Incorporation, and the proposed Amended and Restated Certificate of Incorporation. Immediately following the table is a discussion of the effect and reasoning behind each proposed change.

Subject	Existing Provision	Proposed Provision
Indemnification

The Company shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding that is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Company, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Company, or serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Company.

The Company shall, to the maximum extent permitted from time to time under the General Corporation Law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection of a director or officer of the Company with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

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Exculpation	No provision

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this shall not exempt a director from liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Amendments Generally

The Company reserves the right to amend, alter or change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the Delaware statutes, and all rights conferred upon stockholders are granted subject to this reservation.

The Company reserves the right to amend, alter or change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the Delaware statutes, and all rights conferred upon stockholders are granted subject to this reservation.

References in Articles VIII and IX [relating to Indemnification and Exculpation] to Delaware law or to any provision thereof shall be to such law as it existed on the date these Articles VIII and IX were adopted or as such law thereafter may be changed; provided that (a) in the case of any change that expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses that the Company may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in Articles VIII and IX shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Company without the requirement of any further action by stockholders or directors to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Company was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

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Amendments to Bylaws	No provision

The stockholders of the Company shall have the power to adopt, amend or repeal the Bylaws of the Company.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall in its discretion have the additional power to adopt, amend and repeal the Bylaws at any time and from time to time in a manner that is consistent with this Certificate of Incorporation

Binding Compromises	No provision

Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

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Indemnification of Directors and Officers and Exculpation of Directors

The Company’s existing Restated Certificate of Incorporation generally provides for the indemnification of the directors and officers of the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. The Board of Directors deems it advisable that the Restated Certificate of Incorporation be revised to clarify, where necessary, the Company’s power to indemnify its directors and officers, to provide for the advancement of certain expenses to the Company’s directors and officers, and to provide for the exculpation of a director’s liability to the Company or its stockholders to the fullest extent allowable under Delaware law.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks that the directors and officers of corporations face in carrying out their respective duties. The amount of time and money required to respond to such claims and defend such litigation can be substantial and can be distracting to the directors and officers. In addition, the current corporate governance environment and the new requirements of the Sarbanes-Oxley Act of 2002, SEC and the American Stock Exchange have increased scrutiny of the actions of directors and have created at least the perception of increased liability for directors.

It is the Company’s desire to reduce such risks to its directors and officers and to limit situations in which monetary damages can be received against directors so that the Company may continue to attract and retain qualified directors and officers who otherwise might be unwilling to serve because of the risks involved. Directors and officers will choose to join or remain with companies with the most favorable corporate environment. The Company believes that, by providing for indemnification and advancement of expenses to directors and officers of the Company and by limiting the personal liability of directors of the Company, the proposed charter amendments will enable the Company to create a more favorable corporate environment and compete more effectively with other public companies in attracting and retaining new directors and officers. However, the stockholders should be aware that such provisions inure to the benefit of the directors of the Company, and that the interest of the Board of Directors in recommending such provisions may therefore be in conflict with the interests of the stockholders.

The Board of Directors and the Company’s management are not aware of any pending or threatened action, suit or proceeding involving any of its directors or officers for which indemnification from the Company may be sought.

Amendments to Bylaws

The General Corporation Law of the State of Delaware provides that the power to adopt, amend or repeal the bylaws of a company remains with the company’s stockholders, but permits a company, in its certificate of incorporation, to place such power in the Board of Directors. The fact that such power has been placed in the Board of Directors neither divests nor limits the stockholders’ power to adopt, amend or repeal the bylaws.

The Company’s Restated Certificate of Incorporation does not currently grant the Board of Directors the authority to adopt, amend or repeal the Bylaws of the Company. The proposed Amended and Restated Certificate of Incorporation would grant such power to the Board of Directors, but would not eliminate the stockholders’ separate and existing right to adopt, amend or repeal the Bylaws of the Company.

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The Board of Directors believes that the authority to adopt, amend, alter or repeal the Company’s Bylaws should be a shared authority between the Board of Directors and the stockholders. This would permit the Board of Directors to be responsive to both routine and substantive matters regarding the Company’s operations, and would grant the Board of Directors the ability to amend the Bylaws without incurring the costs and delays related to amending the Bylaws by stockholder approval, including the need to incur the expense of a proxy statement or information statement that is subject to the rules and regulations promulgated by the SEC. At the same time, the stockholders would retain the power to effect changes to the Bylaws, including the reversal or repeal of any changes effected by the Board of Directors, should they choose to do so.

Other Proposed Changes

In addition to the foregoing proposed changes to our Restated Certificate of Incorporation, the Board of Directors deems it advisable and in the best interest of the Company to make certain other clarifying changes to the Company’s charter to conform to existing Delaware law. For instance, the Board of Directors has approved the addition to the charter of a provision that makes clear that references in the charter to Delaware or other law shall generally be to such law as in effect from time to time, except, to the extent permitted by law, for certain changes that expand the liability of directors or limit their rights to indemnification or advancement of expenses. The Board believes that this provision is desirable for the purpose of clarity and for the same reasons described above under “– Indemnification of Directors and Officers and Exculpation of Directors.” Also, as permitted by Section 102(b)(2) of the Delaware General Corporation Law, the Board of Directors has approved the addition to the Company’s charter of an optional provision granting power to a majority in number representing three-fourths in value of the creditors and/or stockholders of the Company to agree to a compromise or arrangement for the Company in bankruptcy or receivership, which, if sanctioned by the court, would be binding on all other creditors and/or stockholders and on the Company. The Board of Directors believes that this provision will give the Company and its stockholders/creditors greater flexibility and expediency in the event of a bankruptcy or reorganization of the Company.

The Board does not currently have any plans to issue additional common stock, other than as described in this proxy statement.

The Board of Directors recommends voting “FOR” Proposal Six.

PROPOSAL SEVEN:

APPROVAL OF THE ISSUANCE OF AN AGGREGATE OF 34,000 SHARES OF COMMON STOCK TO MESSRS. PICOW AND MCMILLEN

Section 711 of the American Stock Exchange Company Guide requires stockholder approval with respect to the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the Company’s charter. On July 23, 2005, Cenuco’s Board of Directors approved the issuance of 17,000 shares of Cencuo common stock to each of Robert Picow and Doug McMillen as compensation for their work toward developing Cenuco as an organization. Because the issuances of stock to Messrs. Picow and McMillen are part of an equity compensation arrangement, we are required to obtain stockholder approval before we can issue those shares.

The Board of Directors recommends voting “FOR” Proposal Seven.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of [January 23], 2006, the record date for the Meeting, with respect to the beneficial ownership of shares of the Company’s common stock and Series A Preferred Stock by: (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock or Series A Preferred Stock; (ii) each of our current directors; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group.

As of [January 23], 2006, there were 13,882,056 shares of our common stock issued and outstanding and 2,553.6746 shares of our Series A Preferred Stock issued and outstanding. Beneficial ownership has been calculated and presented in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

Unless otherwise indicated: (i) each stockholder has sole voting and investment power with respect to the shares shown; and (ii) the address for the stockholder is c/o Cenuco, Inc., 2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648.

Name and Address of Beneficial Owner	Number of Shares of Series A Preferred Stock (1)	Percentage% of Series A Preferred Stock	Number of Shares of Common Stock	Percentage% of Common Stock	Percentage% of Voting Power(2)
Steven M. Bettinger 6421 Congress Avenue Suite 201 Boca Raton, FL 33487	-0-	-0-	3,917,767(3)(4)	28.0%	9.8%
Robert Picow	-0-	-0-	196,049(5)	*	*
Hermes Acquisition Company I LLC	-0-	-0-	7,233,369(4)	52.1%	18.2%
Dana Holdings, LLC	1,021.4699	40%	-0-	-0-	26.0%
MarNan, LLC	1,021.4699	40%	-0-	-0-	26.0%
Franco S. Pettinato	127.6837	5%	-0-	-0-	3.2%
Edward J. Doyle 316 Perry Cabin Drive St. Michael’s, MD 21663	127.6837	5%	-0-	-0-	3.2%
Robert Enck	127.6837	5%	-0-	-0-	3.2%
John W. Nabial 6 Ardsley Court West Windsor, NJ 08552	127.6837	5%	-0-	-0-	3.2%
Kenneth D. Taylor 1775 York Avenue, Apt. 29 H New York, NY 10128	-0-	-0-	-0-	-0-	-0-
Francis Ziegler 100 Roebling Road Bernardsville, NJ 07924	-0-	-0-	-0-	-0-	-0-

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Joseph A. Falsetti	-0-	-0-	-0-(6)	-0-	-0-
Brian J. Geiger	-0-	-0-	-0-(7)	-0-	-0-
William B. Acheson	-0-	-0-	-0-	-0-	-0-
Elizabeth Houlihan	-0-	-0-	-0-	-0-	-0-
All executive officers and Directors as a group (10 persons)	255.3674	10.0%	4,113,816(3)(5)	29.4%	10.3%

*	Less than one percent

(1)	The percentages computed in the table are based on 2,553.6746 shares of Series A Preferred Stock outstanding as of the record date for the Meeting.

(2)

This column reflects the relative voting power of the holders of the Company’s capital stock with respect to matters voted upon by the holders of the Company’s common stock and Series A Preferred Stock as a single class. Each share of Series A Preferred Stock is entitled to 10,095.87 votes on all matters, except proposals relating to the Merger, submitted to a vote of holders of common stock.

(3)	Includes options to purchase 100,000 shares of common stock.

(4)

Mr. Bettinger and certain other stockholders have agreed to vote their shares in favor of the proposals relating to the Merger. As a result of the such agreements, Hermes may be deemed to be the beneficial owner of 7,233,369 shares of common stock. The voting agreement terminates following the meeting of the stockholders to consider proposals relating to the Merger.

(5)	Includes options to purchase 8,334 shares of common stock.

(6)

Joseph A. Falsetti, the President and Chief Executive Officer of the Company, owns a 48.4375% percentage interest in, and is a manager of, Dana Holdings, LLC. Mr. Falsetti disclaims beneficial ownership of the shares of common stock that are beneficially owned by Dana Holdings LLC.

(7)

Brian J. Geiger, the Chief Financial Officer of the Company, owns a 3.125% percentage interest in Dana Holdings, LLC and a 3.125% percentage interest in MarNan, LLC. Mr. Geiger disclaims beneficial ownership of the shares of common stock that are beneficially owned by Dana Holdings, LLC and MarNan, LLC.

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The following table sets forth certain pro forma information as of [January 23], 2006, assuming the conversion of the Series A Preferred Stock into common stock and the consummation of the Financing, with respect to the beneficial ownership of shares of the Company’s common stock and the Series B Preferred Stock by: (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock or Series B Preferred Stock; (ii) each of our current directors; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group. For purposes of this presentation, we have assumed that the secured convertible debentures proposed to be issued in the Financing may be converted into common stock at a conversion price of $3.50, the closing price of our common stock on the American Stock Exchange on December 16, 2005.

The calculations of percentage ownership in this table are based upon 39,663,623 shares of our common stock issued and outstanding as of [January 23], 2006 after the assumed conversion of the Series A Preferred Stock into common stock. It is further assumed that 315.0652 shares of Series B Preferred Stock are issued at the closing in connection with the Financing and the Bridge Loan. Beneficial ownership has been calculated and presented in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, except that we have disregarded the limitations on conversion of the secured convertible debentures and the Series B Preferred Stock in order to demonstrate the full extent of the potential dilution arising as a consequence of the Financing (see Note 3 below).

Unless otherwise indicated: (i) each stockholder has sole voting and investment power with respect to the shares shown; and (ii) the address for the stockholder is c/o Cenuco, Inc., 2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648.

Name and Address of Beneficial Owner	Number of Shares of Series B Preferred Stock	Percentage% of Series B Preferred Stock	Number of Shares of Common Stock	Percentage % of Common Stock
Steven M. Bettinger	-0-	-0-	3,917,767(1)	9.8%
Robert Picow	-0-	-0-	196,049(2)	*
Dana Holdings LLC	-0-	-0-	10,312,627	26.0%
MarNan LLC	-0-	-0-	8,229,294	20.7%
Prencen, LLC 623 Fifth Avenue 32nd Floor New York, NY 10022	315.0652	100%	22,799,383(3)	36.5%
Kenneth D. Taylor 1775 York Avenue, Apt. 29 H New York, NY 10128	-0-	-0-	-0-	-0-
Francis Ziegler 100 Roebling Road Bernardsville, NJ 07924	-0-	-0-	-0-	-0-
Joseph A. Falsetti	-0-	-0-	-0-(4)	-0-
Brian J. Geiger	-0-	-0-	-0-(5)	-0-
William B. Acheson	-0-	-0-	-0-	-0-
Elizabeth Houlihan	-0-	-0-	-0-	-0-
All executive officers and Directors as a group (10 persons)	-0-	-0-	4,113,816(1)(2)	10.3%

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(1)	Includes options to purchase 100,000 shares of common stock.

(2)	Includes options to purchase 8,334 shares of common stock.

(3)

Includes conversion of Series B Preferred Stock into 3,150,652 shares of common stock, the exercise of warrants to acquire 2,716,050 shares of common stock, the conversion of $63 million principal amount of convertible debentures into 18,000,000 shares of common stock (assuming a conversion price of $3.50 per share, the closing price of our common stock as quoted on the American Stock Exchange on December 16, 2005) and 2,083,333 shares of common stock acquired in connection with purchase from MarNan LLC of shares of common stock. Does not reflect the application of a conversion limitation with respect to the Series B Preferred Stock and the convertible debentures, which may be waived by Prencen upon 65 days prior notice, that limits Prencen from owning more than 5% of the outstanding common stock of the Company.

(4)

Joseph A. Falsetti, the President and Chief Executive Officer of the Company, owns a 48.4375% percentage interest in, and is a manager of, Dana Holdings LLC. Mr. Falsetti disclaims beneficial ownership of the shares of common stock that are beneficially owned by Dana Holdings LLC.

(5)

Brian J. Geiger, the Chief Financial Officer of the Company, owns a 3.125% percentage interest in Dana Holdings LLC and a 3.125% percentage interest in MarNan LLC. Mr. Geiger disclaims beneficial ownership of the shares of common stock that are beneficially owned by Dana Holdings LLC and MarNan LLC.

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GENERAL INFORMATION

Other Matters

The Board of Directors does not intend to present any other matters for action at the Meeting. However, if any other matter is properly presented at the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Communications with the Board of Directors

The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of its directors. Stockholders may send written communications to the Board of Directors or any of the directors c/o Corporate Secretary, Cenuco, Inc., 2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648. All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a periodic basis.

Future Proposals of Stockholders

The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for the 2006 Annual Meeting of Stockholders is April 6, 2006. Additionally, we must receive notice of any stockholder proposal to be submitted at the 2006 Annual Meeting (but not required to be included in our proxy statement for that meeting) by June 20, 2006, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Securities Exchange Act of 1934, as amended, and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

If you have questions about the Meeting, the Merger or the Financing after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact Cenuco, Inc., 2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648, Attention: Corporate Secretary. The Company also makes available, free of charge, through its Internet website (http://www.cenuco.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and, if applicable, amendments to those reports, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Incorporation by Reference

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this proxy statement to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in

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this proxy statement is automatically updated and superseded by any information contained in this proxy statement, or in any subsequently filed document of the types described below.

We incorporate into this proxy statement by reference the following documents filed by us with the SEC, other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K, each of which should be considered an important part of this proxy statement:

Commission Filing	Period Covered or Date of Filing
Annual Report on Form 10-KSB	Fiscal Year ended June 30, 2004
Quarterly Reports on Form 10-QSB	Quarters ended September 30, 2004 and December 31, 2004
Quarterly Reports on For 10-Q	Quarters ended May 28, 2005 and August 27, 2005
Current Reports on Form 8-K

October 5, 2004, October 25, 2004, December 23, 2004, March 17, 2005, May 10, 2005, May 23, 2005, May 26, 2005, July 12, 2005, August 26, 2005, September 23, 2005, October 10, 2005, November 17, 2005, November 21, 2005, December 6, 2005 and December 19, 2005

We are delivering with this proxy statement: (i) our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004; and (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended August 27,2005.

Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-KSB at no additional cost. All requests for copies should be directed to our Corporate Secretary, Cenuco, Inc., 1000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648.

You should rely only on the information incorporated by reference or provided in this proxy statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date on the front of such documents.

BY ORDER OF THE BOARD OF DIRECTORS

[electronic signature]

JOSEPH A. FALSETTI

PRESIDENT AND CHIEF EXECUTIVE OFFICER

[_____, 2006]

73

FINANCIAL STATEMENTS OF HERMES ACQUISITION COMPANY I LLC

The audited combined balance sheets of Hermes as of February 28, 2005 and February 29, 2004, together with the audited consolidated statements of operations and comprehensive loss of Lander Holdings, Inc. for the year ended February 28, 2003, the audited consolidated statements of operations of Lander Holdings, Inc. for the period from March 1, 2003 to May 31, 2003, the audited combined statements of operations of Hermes for the year ended February 28, 2005, and the audited combined statements of operations of Hermes for the period from April 25, 2003 (the date of organization of Hermes) to February 29, 2004, were filed on December 19, 2005 with the SEC on the Company’s Current Report on Form 8-K/A. Such financial statements are incorporated by reference herein in their entirety.

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UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma statements of operations set forth in the Current Report on Form 8-K/A filed by the Company with the SEC on December 19, 2005 reflect the Merger as if the Merger had occurred as of the beginning of the period, for each period presented. Such pro forma financial statements are incorporated by reference herein in their entirety. The statements are derived from and should be read in conjunction with the historical financial statements and notes thereto, in each case as included and presented in that Current Report on Form 8-K/A.

The unaudited pro forma statements of operations for the periods presented do not purport to represent what our consolidated financial position or the consolidated results of operations would actually have been had the Merger been completed at the beginning of the periods presented, nor do they purport to project our financial position or results of operations for any future period or as of any date.

These pro forma financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

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ANNEX A

March 9, 2005

PRIVATE & CONFIDENTIAL

The Board of Directors

Cenuco, Inc.

6421 Congress Avenue, Suite 201

Boca Raton, FL 33487

Gentlemen:

We understand that Cenuco, Inc. (the “Company” or “ICU”) intends to enter into a Merger Agreement, on or about March 10, 2005 (the “Merger Agreement”), with Hermes Holding Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Hermes Acquisition Company I LLC, a Delaware limited liability company (the “Seller”), the parent company of Lander Co., Inc. and Lander Co. Canada, LTD., a leading manufacturer and distributor of health and beauty care products (collectively “Lander Corporation”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Seller (the “Merger”), as a result of which the separate existence of Merger Sub shall cease and the Seller shall continue as the surviving company and a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, the Company will issue 25,324,104 of the Company’s common stock, par value $.001 per share (the “Merger Shares”) to the owners of Seller in exchange for their equity interests in Seller, subject to adjustment in the event additional shares of Company common stock are issued due to the exercise of outstanding options, warrants or other rights to purchase Company common stock or in the event the Company is deemed to have issued shares of Company common stock without consideration or for a consideration per share less than a specified price. The Merger Shares are to be offered to the owners of Seller pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder. Immediately following the Merger, the owners of Seller would own 65% of the outstanding shares of common stock of the Company and existing stockholders of the Company would own 35% of the outstanding shares. The transaction is structured as a tax-free reorganization for both companies and their respective stockholders and members.

The closing is conditioned on, among other things, the Company’s stockholders’ approval of the Merger Agreement and of the issuance of the Merger Shares. Because the number of Merger Shares will exceed 20% of the Company’s current outstanding shares, the Company is required to seek stockholder approval of the issuance of such shares, in accordance with Section 712 of the Listing Standards, Policies and Requirements of the American Stock Exchange.

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the Merger consideration to be offered to the Sellers. We have not been requested to opine to, and our opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the Merger. In addition, we have not been requested to explore any alternatives to the Merger. Further, our opinion does not address the relative merits of the Merger as compared to any alternative business strategy that might exist for the Company.

vFinance Investments, Inc. (“vFinance”), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, negotiated underwritings, secondary distributions of listed and unlisted securities,

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private placements, and valuations for corporate and other purposes. We do not perform tax, accounting, legal services, or appraisal services, nor render such advice.

vFinance has been retained by the Company to render this opinion in connection with the Merger and will receive a fee and reimbursement of its expenses for such services. No portion of our fee is contingent upon consummation of the Merger nor is it contingent upon any recommendation of the Board of Directors. In addition, the Company has agreed to indemnify vFinance for certain liabilities arising out of its engagement, including the rendering of this opinion.

vFinance has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Merger.

In the ordinary course of business, vFinance may trade in the Company common stock for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

In conducting our analyses and arriving at the opinion expressed herein, we took into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally, and, among other things: (i) reviewed documents related to the Merger, including a draft of the Merger Agreement, Plan of Merger, and the Form 8-K discussing it; (ii) reviewed publicly available financial information and other data with respect to ICU, including its Quarterly Report filed on Form 10-QSB for the quarter ended December 31, 2004, Annual Reports on Form 10-KSB for the fiscal year ended June 30, 2004, Proxy Statement Form DEFR14A filed on December 27, 2004, and certain other relevant financial and operating data made available to vFinance; (iii)  reviewed Hermes’ corporate documents, audited financial statements for the year ended February 29, 2004 and Fiscal Year 2005 10 month interim statements; (iv) reviewed Hermes’ capitalization table; (v) reviewed Lander Corporation’s financial & creditor agreements; (vi) reviewed Lander Corporation’s employee lists and organizational charts; (vii) reviewed Lander Corporation’s employee benefit, pension & profit sharing plans; (viii) reviewed Lander Corporation’s corporate records; (ix) reviewed Lander Corporation Fiscal year end 2005 projections; (x) reviewed Lander Corporation’s Summary 10 year projections; (xi) reviewed and analyzed Lander Corporation’s projected unlevered free cash flows and prepared discounted cash flows; (xii) reviewed and analyzed certain financial characteristics of companies that were deemed to be comparable to Lander Corporation; (xiii) reviewed and analyzed certain financial characteristics of comparable transactions that involved the acquisition of companies that were deemed to have characteristics comparable to those of Lander Corporation; (vii) compared the financial terms of the transaction with the financial terms of certain other transactions we deemed to be relevant and comparable; (xiv) reviewed and discussed with representatives of the management of Lander Corporation certain financial and operating information furnished by them, including financial analyses and related assumptions with respect to the business, operations and prospects of the Company; (xv) considered the historical financial results and present financial condition of ICU; (xvi) reviewed certain publicly available information concerning the trading of, and the trading market for, the Common Stock of ICU; (xvii) inquired about and discussed the transaction and other matters related thereto with the Company’s management, the Board of Directors of the Company, and the Company’s legal counsel; (xviii) discussed with members of senior management of both the Company and Lander Corporation the strategic and financial benefits of the transaction; and (xix) performed such other analyses and examinations as were deemed appropriate.

In forming our opinion, we have had full access to and full cooperation from the Company’s management to ask questions and receive answers. Our opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

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In connection with our review and analyses and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or which is publicly available, and have not attempted to verify independently any such information.

We have relied solely on the information and estimates provided to us by both ICU’s and Lander Corporation’s management and have neither made nor obtained any independent appraisals of any properties, other assets or facilities of either ICU or Lander Corporation. With respect to certain financial information, including financial analyses and projections, relating to the business and prospects of Lander Corporation provided to us by its management, we have assumed that the financial information has been reasonably prepared on a basis reflecting best currently available estimates and good faith judgments of the management of Lander as to its future financial performance.

This opinion is for the use of the Board of Directors of ICU and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of vFinance, except that this opinion may be reproduced in full in, and references to this opinion and to vFinance and its relationship with the Company may be included in, filings made by the Company with the SEC and in any proxy statement or similar disclosure document delivered to stockholders of ICU. This opinion addresses only the fairness, from a financial point of view of the Merger consideration whereby the Company will issue 25,324,104 of the Company’s common stock, par value $.001 per share (the “Merger Shares”) to the owners of Seller in exchange for their equity interests in Seller, subject to adjustment in the event additional shares of Company common stock are issued due to the exercise of outstanding options, warrants or other rights to purchase Company common stock or in the event the Company is deemed to have issued shares of Company common stock without consideration or for a consideration per share less than a specified price, and does not address any other aspect of the Merger. This opinion does not constitute a recommendation to any stockholder of ICU, nor does this opinion address the relative merits of the Merger or any other transactions or business strategies the Board of Directors of ICU has considered or may be considering, nor does it address the decision of the Board of Directors of ICU to recommend or proceed with the Merger.

We express no opinion as to the prices at which shares of Company common stock will trade at any time following the announcement or consummation of the Merger. This opinion should not be viewed as providing any assurance that the market value of the shares of Company common stock to be held by the stockholders of the Company after the consummation of the Merger will be in excess of the market value of the shares of Company common stock owned by such stockholders at any time prior to the announcement or the consummation of the Merger.

We do not express any opinion as to the future performance of the Company or the price at which the Company common stock would trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, that the consideration to be paid in the Merger for Hermes Acquisition Company I LLC, a Delaware limited liability company (the “Seller”), the parent company of Lander Co., Inc. and Lander Co. Canada, LTD. a leading manufacturer and distributor of health and beauty care products is fair, from a financial point of view, to those holders of shares of ICU.

Very truly yours,

vFINANCE INVESTMENTS, INC.

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ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASCENDIA BRANDS, INC.

ARTICLE I

NAME

The name of the Corporation is Ascendia Brands, Inc.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is in care of The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington and County of New Castle. The name of the registered agent is The Corporation Trust Company.

ARTICLE III

PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

SHARES OF STOCK

The total number of shares of stock that the Corporation shall have the authority to issue is Two Hundred Twenty Five Million (225,000,000) shares of Common Stock with a par value of $.001 per share and One Million (1,000,000) shares of Preferred Stock with a par value of $.001 per share. Series of Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualification, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

ARTICLE V

DURATION

The period of duration for the Corporation shall be perpetual.

ARTICLE VI

STOCKHOLDERS’ MEETINGS

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as provided in the Bylaws.

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ARTICLE VII

BINDING COMPROMISES

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE VIII

INDEMNIFICATION

The Corporation shall, to the maximum extent permitted from time to time under the General Corporation Law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this ARTICLE VIII shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this ARTICLE VIII shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

ARTICLE IX

EXCULPATION

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this shall not exempt a director from liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of

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this ARTICLE IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE X

AMENDMENTS

The Corporation reserves the right to amend, alter or change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the Delaware statutes, and all rights conferred upon stockholders are granted subject to this reservation.

References in ARTICLES VIII and IX to Delaware law or to any provision thereof shall be to such law as it existed on the date these ARTICLES VIII and IX were adopted or as such law thereafter may be changed; provided that (a) in the case of any change that expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses that the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in ARTICLES VIII and IX shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by stockholders or directors to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE XI

AMENDMENTS TO BYLAWS

The stockholders of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall in its discretion have the additional power to adopt, amend and repeal the Bylaws at any time and from time to time in a manner that is consistent with this Certificate of Incorporation.

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PROXY

CENUCO, INC.

This proxy is solicited on behalf of the Board of Directors of Cenuco, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) for the Special Meeting of Stockholders (the “Special Meeting”), to be held at _________________in [New York City, New York], on [February 24], 2006 at 10:00 a.m. (EST). The undersigned hereby appoints Joseph A. Falsetti and Brian J. Geiger, and each of them individually, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company held of record by the undersigned on [January 23], 2006, at the Special Meeting, and at any adjournment(s) or postponement(s) thereof. Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted “FOR” Proposals One through Eight.

1.

THE PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 30,712,069 SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UPON CONVERSION OF THE COMPANY’S SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OR OTHERWISE IN CONNECTION WITH THE RECENTLY COMPLETED MERGER WITH HERMES ACQUISITION COMPANY I LLC

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 100,000,000 SHARES TO PERMIT THE CONVERSION OF THE COMPANY’S SERIES A JUNIOR PARTICIPATING PREFERRED STOCK TO COMMON STOCK

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.

THE PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 79,357,180 SHARES OF THE COMPANY’S COMMON STOCK, INCLUDING SHARES ISSUABLE UPON CONVERSION OR EXERCISE OF THE COMPANY’S CONVERTIBLE DEBENTURES, A NEW SERIES OF CONVERTIBLE PREFERRED STOCK, AND WARRANTS TO PURCHASE COMMON STOCK, TO BE ISSUED IN CONNECTION WITH A FINANCING FOR THE PURPOSE OF REFINANCING OF EXISTING DEBT (INCLUDING A BRIDGE LOAN USED IN CONNECTION WITH AN ASSET ACQUISITION) AND FOR GENERAL WORKING CAPITAL PURPOSES

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.

THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE FURTHER THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 225,000,000 TO PERMIT FUTURE ISSUANCES OF COMMON STOCK, INCLUDING THE ISSUANCE OF SHARES UPON CONVERSION OR EXERCISE OF THE COMPANY’S CONVERTIBLE DEBENTURES, A NEW SERIES OF CONVERTIBLE PREFERRED STOCK, AND WARRANTS TO PURCHASE COMMON STOCK, TO BE ISSUED IN CONNECTION WITH A FINANCING FOR THE PURPOSE OF REFINANCING OF EXISTING DEBT

(INCLUDING A BRIDGE LOAN USED IN CONNECTION WITH AN ASSET ACQUISITION) AND FOR GENERAL WORKING CAPITAL PURPOSES

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME TO “ASCENDIA BRANDS, INC.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.

THE PROPOSAL TO APPROVE AMENDMENT AND RESTATEMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, INCLUDING AMENDMENTS TO (I) PROVIDE FOR INDEMNIFICATION AND ADVANCEMENT OF EXPENSES TO DIRECTORS AND OFFICERS OF THE COMPANY TO THE MAXIMUM EXTENT PERMITTED UNDER STATE LAW, (II) LIMIT TO THE MAXIMUM EXTENT PERMITTED UNDER STATE LAW THE PERSONAL LIABILITY OF DIRECTORS OF THE COMPANY FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY, (III) PERMIT THE BOARD OF DIRECTORS TO AMEND THE BYLAWS OF THE COMPANY AND (IV) MAKE CERTAIN OTHER CHANGES THAT CLARIFY EXISTING PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	THE PROPOSAL TO APPROVE OF THE ISSUANCE OF AN AGGREGATE OF 34,000 SHARES OF OUR COMMON STOCK TO ROBERT PICOW AND DOUG MCMILLEN

☐ FOR	☐ AGAINST	☐ ABSTAIN

8.	APPROVAL TO ACT ON OTHER MATTERS AND TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) OF THE SPECIAL MEETING

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

________________	____________________________	DATED:____________________
NUMBER OF	SIGNATURE

SHARES OWNED

____________________________

(TYPED OR PRINTED NAME)

________________	____________________________
CLASS OF SHARES	SIGNATURE IF HELD JOINTLY

____________________________

(TYPED OR PRINTED NAME)

This proxy may be revoked at any time before it is voted at the Special Meeting. Please mark, sign, date and return this proxy promptly.